UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a — 101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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LIGAND PHARMACEUTICALS INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 3, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of the stockholders of Ligand Pharmaceuticals Incorporated, to be held on Thursday, May 31, 2007 at 8:30 a.m. local time at Ligand Pharmaceuticals Incorporated, located at 10275 Science Center Drive, San Diego, California 92121.

Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

Your vote is important, so even if you plan to attend the meeting, I encourage you to sign, date and return the enclosed proxy promptly in the accompanying reply envelope or, if you prefer, you may vote by telephone or on the internet. This will ensure your vote is counted whether or not you are able to attend. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

We look forward to seeing you at the annual meeting.

/s/  John L. Higgins
John L. Higgins
Chief Executive Officer

San Diego, California

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy or vote by internet or telephone as described in the enclosed proxy materials as promptly as possible. If you are voting by mail, please return it in the enclosed envelope. You do not need to add postage if mailed in the United States.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, MAY 31, 2007

Dear Stockholder:

The annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (the “Company”) will be held at Ligand Pharmaceuticals Incorporated, located at 10275 Science Center Drive, San Diego, California 92121 on May 31, 2007 at 8:30 a.m. (PDT), for the following purposes:

1. To elect a board of directors for the following year. Our board of directors has nominated the following persons for election at the meeting: Jason M. Aryeh, Todd C. Davis, Elizabeth M. Greetham, John L. Higgins, David M. Knott, John W. Kozarich and Jeffrey R. Perry.

2. To approve an amendment to the Company’s 2002 Stock Incentive Plan.

3. To ratify the selection of BDO Seidman, LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2007.

4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Stockholders of record at the close of business on April 15, 2007 will be entitled to vote at the annual meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company and at the meeting. Whether or not you plan to attend the annual meeting in person, please sign, date and return the enclosed proxy in the envelope provided or, if you prefer, you may vote by telephone or on the internet. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy will assist us in preparing for the annual meeting.

By Order of the Board of Directors

/s/ Charles S. Berkman
Charles S. Berkman
Vice President, General Counsel & Secretary

San Diego, California
May 3, 2007

LIGAND PHARMACEUTICALS INCORPORATED
10275 Science Center Drive
San Diego, California 92121

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
MAY 31, 2007

On behalf of the board of directors of Ligand Pharmaceuticals Incorporated (the “Company”), we are asking for your proxy, to be used at the annual meeting of stockholders to be held on May 31, 2007. The annual meeting will be held at 8:30 a.m. at Ligand Pharmaceuticals Incorporated, located at 10275 Science Center Drive, San Diego, California 92121. Stockholders of record on April 15, 2007 are entitled to notice of and to vote at the annual meeting. This proxy statement and accompanying proxy materials will be first mailed to stockholders on or about May 3, 2007.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act on the items outlined in the notice of meeting that is attached to this proxy statement. These include the election of directors, the amendment of our 2002 stock incentive plan and the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm. In addition, following the formal part of the meeting, management will report on the performance of the Company and will respond to questions from our stockholders. An annual report for the year ended December 31, 2006 is enclosed with this proxy statement.

Who can vote at the meeting?

Only stockholders of record as of the close of business on the record date, April 15, 2007, are entitled to vote the shares of stock they held on that date. Stockholders may vote in person or by proxy (see “How do I vote” below). Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, will be a quorum for the transaction of business at the meeting. As of the record date, there were 101,022,699 shares of common stock outstanding and only shares of one class of common stock outstanding.

All votes will be counted by an inspector of elections appointed for the meeting. The inspector will count separately “yes” votes, “no” votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as “present” when determining whether there is a quorum to transact business. Abstentions will be counted as votes on the proposals discussed in this proxy statement and will have the same effect as “no” votes. However, broker non-votes will not be counted as votes on any of the proposals.

How do I vote?

By Proxy Card

If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

All shares represented by a proxy will be voted, and if a stockholder specifies a choice with respect to any item to be acted upon, the shares will be voted in accordance with that choice. If no choice is indicated on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this proxy statement, and in favor of the second and third proposals specified in the attached notice of the meeting, and in the discretion of the proxy holders on any other matter that comes before the meeting.

You may revoke your proxy at any time before it is voted. It may be revoked by sending a notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices, located at 10275 Science Center Drive, San Diego, California 92121. You may also revoke your proxy by attending the annual meeting and voting in person.

By Telephone or Internet

You may choose instead to vote by telephone or on the internet. To vote by telephone or internet, please follow the instructions on the proxy materials enclosed with this proxy statement.

ITEMS TO BE VOTED ON AT THE MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The persons named below have been nominated by our board of directors to serve as directors of the Company until the next annual meeting of stockholders and until their successors have been elected and qualified. Each person nominated for election has agreed to serve if elected. The proxies received by the proxyholders will be voted for the nominees named below. The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company. The current size of our board of directors is nine. However, as of the commencement of the 2007 annual meeting, we intend to reduce the size of our board of directors to seven. As of the date of this proxy statement, our board of directors is not aware of any nominee who is unable to or will decline to serve as a director. If, however, any of those named are unable to serve at the time of the annual meeting, the proxyholders will exercise discretionary authority to vote for substitutes.

Nominees

		Year First Elected
Name	Offices Held	Director	Age *

John W. Kozarich(A)(N)	Chairman of the Board	2003	56
John L. Higgins	President, Chief Executive Officer and Director	2007	37
Jason M. Aryeh(C)(N)	Director	2006	38
Todd C. Davis(C)	Director	2007	46
Elizabeth M. Greetham(A)	Director	2007	57
David M. Knott(C)	Director	2007	62
Jeffrey R. Perry(N)	Director	2005	46

*	as of April 15, 2007

(A)	Member of the Audit Committee

(C)	Member of the Compensation Committee

(N)	Member of the Nominating and Corporate Governance Committee

Following the annual meeting, it is expected that a director will be appointed as a member of the audit committee and that Ms. Greetham will become the chairperson of the audit committee.

Business Experience of Director-Nominees

John W. Kozarich, Ph.D. has served as a member of our board of directors since March 2003. Dr. Kozarich is chairman and president and a director of ActivX Biosciences, Inc., which he joined in January 2001. ActivX is a wholly owned subsidiary of KYORIN Pharmaceutical Co., Ltd., Tokyo, Japan. From 1992 to 2001, Dr. Kozarich was vice president at Merck Research Laboratories, where he was responsible for a number of research programs. Dr. Kozarich is also a biotechnology professor at the Scripps Research Institute, and previously held faculty positions at the University of Maryland and Yale University School of Medicine. Dr. Kozarich earned his B.S. in chemistry from Boston College, his Ph.D. in biological chemistry from the Massachusetts Institute of Technology, and was an NIH postdoctoral fellow at Harvard University.

John L. Higgins has served as our president and chief executive officer since January 2007, and as a member of our board of directors since March 2007. Prior to joining the Company, Mr. Higgins was chief financial officer, executive vice president, finance, administration and corporate development of Connetics Corporation, a public specialty pharmaceutical company, until its acquisition by Stiefel Laboratories, Inc. in December 2006. In those capacities, in which he had served since January 2002, he was responsible for corporate development, finance, investor relations, strategic planning and general administration. He served as executive vice president, finance and administration, from January 2000 to December 2001, and as vice president, finance and administration from September 1997 through December 1999. Mr. Higgins earned an A.B. in economics, magna cum laude, from Colgate University and is a director of BioCryst Pharmaceuticals, Inc., a public biotechnology company, where he serves as chairman of the audit committee.

Jason M. Aryeh has served as a member of our board of directors since September 2006. He is the founder and managing general partner of JALAA Equities, LP, a private hedge fund focused on the biotechnology and specialty pharmaceutical sector, and has served in such capacity since 1997. Mr. Aryeh serves on the board of directors of Nabi Biopharmaceuticals, a biotechnology company. Mr. Aryeh also serves as both a special advisor to the Cystic Fibrosis Foundation for Drug Discovery, and as honorary chairman of the New Mexico Chapter of the Cystic Fibrosis Foundation. Mr. Aryeh earned an A.B. in economics, with honors, from Colgate University, and is a member of the Omnicron Delta Epsilon Honor Society in economics.

Todd C. Davis has served as a member of our board of directors since March 2007. Since December 2006, Mr. Davis has served as a managing director of Cowen & Company, an investment banking firm that is a subsidiary of Cowen Group Inc., and a principal and founder of Cowen Healthcare Royalty Partners, an investment firm affiliated with Cowen & Company. Previously, from November 2004 to October 2006, Mr. Davis served as a partner at Paul Capital Partners, an investment firm. From 2001 to 2004, Mr. Davis served as a partner at Apax Partners. Mr. Davis has historically served on the boards of several public and private companies, including Verus Pharmaceuticals, Sensys Medical, Woodside Biomedical, Prometheus Laboratories and SkinMedica, Inc. Mr. Davis earned a B.S. from the U.S. Naval Academy and an M.B.A. from Harvard Business School.

Elizabeth M. Greetham has served as a member of our board of directors since March 2007. Since December 2003, she has been the chief executive officer and president of ACCL Financial Consultants, a financial consulting firm. From August 2000 to October 2003, she served as the chief executive officer and chairman of the board of DrugAbuse Sciences, Inc., a private biopharmaceutical company in Hayward, California. From March 1999 to October 2003, she worked at the same entity as chief financial officer and senior vice president, business development. Before joining DrugAbuse Sciences, Ms. Greetham spent nearly a decade as a portfolio manager for Weiss, Peck & Greer, an institutional investment management firm, where she managed the WPG Life Sciences Funds, L.P., which invests in select biotechnology stocks. Ms. Greetham has over 25 years of investment experience as a portfolio manager and healthcare analyst in the U.S. and Europe. Ms. Greetham also serves as a member of the board of directors of King Pharmaceuticals, Inc. and Nventa Biopharmaceuticals Corporation (formerly Stressgen Biotechnologies Corporation). Ms. Greetham earned a Master of Arts (Honours) degree in economics from the University of Edinburgh, Scotland in 1971.

David M. Knott has served as a member of our board of directors since March 2007. Since 1987, Mr. Knott has served as chief investment manager of Knott Partners Management and Dorset Management, two related hedge fund entities. From 1983 to 1987, he served as general partner and analyst at Mandrakos Associates. Prior to that, Mr. Knott was a broker at Donaldson Lufkin & Jenrette (DLJ). Mr. Knott currently serves on the board of directors of Paramount Resources. He received a B.A. in political science from the University of Pennsylvania and an M.B.A. in finance from the Wharton School of the University of Pennsylvania.

Jeffrey R. Perry has served as a member of our board of directors since December 2005. Mr. Perry was initially elected to our board of directors pursuant to a Stockholders Agreement the Company entered into on December 2, 2005 with Third Point LLC and its affiliated entities. Since September 2005, Mr. Perry has served as senior advisor of Third Point LLC, an investment management firm. From September 2003 to January 2005, Mr. Perry was a partner at Kynikos Associates, Ltd., a private investment management company. From 2001 to June 2003, Mr. Perry served as a senior portfolio manager at SAC Capital Advisors, a hedge fund. From 1993 to 2001, Mr. Perry was a general partner and co-director of research at Zweig-DiMenna Associates, a large New York-based hedge fund. In all, Mr. Perry has been employed in the money management business for 25 years, the last 19 at senior levels at major hedge funds. He earned his B.A. in American Studies, magna cum laude, from Georgetown University.

Director Independence

Our board of directors has determined that, with the exception of Mr. Higgins, each of the directors is an independent director under the NASDAQ Global Market listing standards. Please see “Certain Relationships and Related Transactions” below for a description of the stockholders agreement under which the Company agreed to reimburse Third Point LLC and certain Third Point affiliated entities for actual out-of-pocket costs up to $475,000. The independent directors have two or more regularly scheduled executive sessions per year at which only the independent directors are present.

Board Meetings and Committees

Our board of directors held seven meetings and nine telephonic meetings, and acted by unanimous written consent once during the fiscal year ended December 31, 2006. During such year, each director attended at least 87.5% of the aggregate number of meetings of our board of directors and of the committees of our board of directors on which such director served which were held during the periods in which he or she served. The Company does not have a policy regarding attendance of the directors at the annual meeting. At our 2006 annual meeting of stockholders, one of our then-current directors, David E. Robinson, was in attendance.

Our board of directors has an audit committee, a nominating and corporate governance committee and a compensation committee. Each committee is described below. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investor Relations-Corporate Charters section of our website at www.ligand.com. Our board of directors has determined that each member of these committees meets the applicable rules and regulations regarding independence and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

The audit committee was established in March 1992 and is primarily responsible for overseeing the Company’s accounting and financial reporting processes, auditing of financial statements, systems of internal control, and financial compliance programs. The audit committee currently consists of Ms. Greetham, Dr. Kozarich and Mr. Rocca (chair), each of whom is independent as defined under Rule 4350 of the NASDAQ Global Market listing standards. The audit committee held three meetings and 16 telephonic meetings during 2006. After reviewing the qualifications of all current committee members and any relationship they may have that might affect their independence from the Company, our board of directors has determined that (i) all current committee members are “independent” as defined under Section 10A of the Securities Exchange Act of 1934, as amended, (ii) all current committee members are “independent” as defined under the NASDAQ Global Market listing standards, (iii) all current committee members have the ability to read and understand financial statements and (iv) Mr. Rocca and Ms. Greetham each qualifies as an “audit committee financial expert.” The latter determination is based on a qualitative assessment of their level of knowledge and experience based on a number of factors, including his and her formal education and experience. Following the annual meeting, it is expected that a directorwill be appointed as a member of the audit committee and that Ms. Greetham will become the chairperson of the audit committee.

The nominating committee was established in December 2001 and is responsible for identifying and recommending candidates for director of the Company. The nominating committee was reconstituted as the nominating and corporate governance committee in March 2007 and consists of Messrs. Aryeh (chair) and Perry and Dr. Kozarich. Each member of the nominating and corporate governance committee is an independent director under Rule 4200(a)(15) of the NASDAQ Global Market listing standards. The nominating and corporate governance committee held one meeting during 2006.

The nominating and corporate governance committee considers nominees recommended by stockholders, if submitted in writing to the secretary at the Company’s principal executive offices and accompanied by the author’s full name, current address and telephone number. The nominating and corporate governance committee has set no specific minimum qualifications for candidates it recommends, but considers each individual’s qualifications, such as high personal integrity and ethics, relevant expertise and professional experience, as a whole. The nominating and corporate governance committee considers candidates throughout the year and makes recommendations as vacancies occur or the size of our board of directors expands. Candidates are identified from a variety of sources including recommendations by stockholders, current directors, management, and other parties. The nominating and corporate governance committee considers all such candidates in the same manner, regardless of source. Under its charter, the nominating and corporate governance committee may retain a search firm to identify and recommend candidates but has not done so to date.

The compensation committee was established in March 1992 and reviews and approves the Company’s compensation policies, sets executive officers’ compensation and administers the Company’s stock option and stock purchase plans. The compensation committee consists of Messrs. Aryeh, Davis (chair) and Knott. Each member is an independent director under Rule 4200(a)(15) of the NASDAQ Global Market listing standards. The compensation committee held two meetings and five telephonic meetings and acted by unanimous written consent once during 2006.

Communicating with the Board of Directors

Stockholders may communicate with our board of directors or individual directors by mail, in care of the Secretary, at the Company’s principal executive offices. Letters are distributed to the board of directors, or to any individual director or directors as appropriate, depending on the content of the letter. However, items that are unrelated to the duties and responsibilities of the board of directors will be excluded. In addition, material that is illegal, inappropriate or similarly unsuitable will be excluded. Any letter that is filtered out under these standards, however, will be made available to any director upon request.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the nominees listed above.

PROPOSAL NO. 2

AMENDMENT OF 2002 STOCK INCENTIVE PLAN

You are being asked to approve an amendment to the Company’s 2002 Stock Incentive Plan (the “2002 Plan”), which was approved by our board of directors on March 14, 2007, subject to stockholder approval at the annual meeting.

The proposed amendments to the 2002 Plan would:

•	Permit the Company to grant stock issuances of unvested or vested shares at a nominal or no purchase price. Currently, the 2002 Plan requires that a participant pay 100% of the fair market value of the underlying shares of any such award. This amendment will provide the Company with maximum flexibility to structure stock issuance awards under the 2002 Plan.

•	Permit the Company to grant independent stock appreciation rights, restricted stock units and dividend equivalent awards to employees, directors and consultants. Currently, the 2002 Plan does not permit these types of awards.

•	Provide for a new 10-year term of the 2002 Plan. If this Proposal Two is approved by the stockholders, if the plan is not terminated earlier by our board of directors, it will terminate on the day before the tenth anniversary of the date of its adoption by the board of directors in March 2017, and no option or award may be granted after that date. Currently, the 2002 Plan is set to expire in March 2012.

•	Provide the Plan Administrator (as defined below) with maximum flexibility in the event of a change in control of the Company to provide for (1) the cash-out of awards, (2) the substitution of other awards or (3) adjustments to outstanding awards, all in the discretion of the Plan Administrator. The amended 2002 Plan will provide the Plan Administrator with maximum flexibility to address outstanding equity awards in the event of a change in control without the need to obtain participant consent to such actions. The existing change in control provisions of the 2002 Plan will remain unchanged.

•	Permit the payment of the exercise price or purchase price of an award to be paid with a promissory note, with the consent of the Plan Administrator. Executive officers and directors would not be eligible for such payment method.

•	Permit the payment of any withholding taxes arising from the exercise, vesting or payment of an award through the surrender of previously owned shares or shares issuable upon exercise or vesting of the award. Currently this is only available to holders of non-qualified stock options or stock issuance awards.

•	Permit the Company to grant awards other than stock options that will qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”).

We have also deleted certain other immaterial provisions of the 2002 Plan which are no longer relevant.

The 2002 Plan is not being materially amended in any respect other than to reflect the changes described above.

Summary of the 2002 Plan

The following is a summary of the principal features of the 2002 Plan, assuming approval of this Proposal Two. The summary, however, is not a complete description of all the provisions of the 2002 Plan. The proposed amended 2002 Plan is attached to this proxy statement as Appendix A.

Plan Structure

The 2002 Plan contains five separate equity programs:

•	the Discretionary Option Grant Program,

•	the Automatic Option Grant Program,

•	the Stock Issuance Program (including the Director Fee Stock Issuance Program),

•	the Other Stock Awards Program, and

•	the Director Fee Option Grant Program.

The principal features of these programs are described below. The 2002 Plan is administered by the compensation committee of the board. This committee has complete discretion, subject to the provisions of the 2002 Plan, to authorize awards under the 2002 Plan to all eligible persons other than non-employee members of our board. However, the board may also appoint a secondary committee of one or more members of our board of directors to have separate but concurrent authority to make awards under those programs to all eligible individuals other than the Company’s executive officers and non-employee members of our board of directors. The full board will administer the Automatic Option Grant, the Director Fee Option Grant Program and the Director Fee Stock Issuance Program for the non-employee members of our board of directors and any other awards to the non-employee members of our board of directors. The term “Plan Administrator,” as used in this proxy statement, will mean the board, the compensation committee or any secondary committee, to the extent each such entity is acting within the scope of its duties under the 2002 Plan.

Issuable Shares

Since its adoption, a total of 9,075,529 shares of common stock have been reserved for issuance under the 2002 Plan (including shares transferred from the Company’s 1992 Stock Option/Stock Issuance Plan). As of April 15, 2007, options for 3,960,435 shares of common stock were outstanding under the 2002 Plan, 2,063,730 shares remained available for future option grant or direct issuance, and 3,051,364 shares have been issued under the 2002 Plan. The Company does not currently intend to amend the 2002 Plan to increase the number of shares that may be granted under the 2002 Plan.

If an award expires or is terminated for any reason before all its shares are exercised, the shares not exercised will be available for subsequent awards under the 2002 Plan. In addition, unvested shares issued under the 2002 Plan and subsequently repurchased by the Company will be added back to the number of shares of common stock reserved for issuance under the 2002 Plan. Accordingly, such repurchased shares will be available for reissuance through one or more subsequent awards under the 2002 Plan.

Adjustments

Should any change be made to the common stock issuable under the 2002 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration, or as a result of a change in ownership or control of the Company, then appropriate adjustments will be made to:

•	the maximum number and/or class of securities issuable under the 2002 Plan;

•	the number and/or class of securities for which any one person may be granted awards per calendar year under the 2002 Plan;

•	the number and/or class of securities for which grants are to be made under the Automatic Option Grant Program to new or continuing non-employee members of our board of directors; the number and/or class of securities and price per share in effect under each outstanding option; and

•	the number and/or class of securities and the exercise or purchase price per share in effect under each outstanding award under the 2002 Plan.

In addition, equitable adjustments will be made to outstanding awards in the event a large non-recurring cash dividend is paid to our stockholders, which affects the common stock or share price of the common stock underlying the awards subject to the 2002 Plan.

Such adjustments to the outstanding awards will be effected in a manner which will preclude the enlargement or dilution of rights and benefits under those awards.

Eligibility

Officers and employees of the Company and its subsidiaries, whether now existing or subsequently established, non-employee members of our board of directors and consultants and independent contractors of the Company and its parent and subsidiaries are eligible to participate in the 2002 Plan.

As of April 15, 2007, approximately 118 employees and directors, including six executive officers, and eight non-employee members of our board of directors, were eligible to participate in the 2002 Plan. The eight non-employee members of our board of directors were also eligible to participate in the Automatic Option Grant Program, the Director Fee Option Grant Program and the Director Fee Stock Issuance Program.

Valuation

The fair market value per share of common stock on any relevant date under the 2002 Plan will be deemed to be equal to the closing selling price per share on that date on the NASDAQ Global Market. If there is no reported selling price for such date, then the fair market value per share will be the closing selling price on the last preceding date for which such closing selling price exists. On April 13, 2007, the closing selling price per share was $7.00.

Discretionary Grant Program

Grants

The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term (up to 10 years) for which any granted option is to remain outstanding.

Price and Exercisability

Each granted option will have an exercise price per share not less than 100% of the fair market value per share of common stock on the option grant date, and no granted option will have a term in excess of 10 years. The shares subject to each option will generally become exercisable for fully-vested shares in a series of installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they are immediately exercisable for any or all of the option shares. The shares acquired under such immediately-exercisable options will normally be unvested and subject to repurchase by the Company.

The exercise price may be paid in cash, in shares of common stock or, in the Plan Administrator’s discretion, by issuance of a promissory note. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members or to the optionee’s former spouse, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan or pursuant to a domestic relations order. The optionee may also designate one or more beneficiaries to automatically receive his or her outstanding options at death.

Termination of Service

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator has discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, up to the date of the option’s expiration and/or to accelerate the exercisability or vesting of such options in whole or in part.

Stock Issuance Program

Shares may be issued under the Stock Issuance Program at a price per share, if any, determined by the Plan Administrator. The Plan Administrator has complete discretion under this program to determine which eligible individuals are to receive such stock issuances, the time or times when such issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule, if any, to be in effect for the stock issuance.

The shares issued may be fully and immediately vested upon issuance or may vest upon the recipient’s completion of a designated service period or upon the Company’s attainment of pre-established performance goals. The Plan Administrator has, however, the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

Any unvested shares for which the requisite service requirement or performance objective is not obtained must be surrendered to the Company for cancellation or repurchase, and the participant will not have any further stockholder rights with respect to those shares.

Director Fee Stock Issuance Program

The Director Fee Stock Issuance Program is implemented at the discretion of the compensation committee. Pursuant to the Director Fee Stock Issuance Program, a non-employee director may elect to apply his or her right to receive all or a portion of his or her director fees for a calendar year to the purchase of restricted shares of the Company’s common stock under the Plan. The purchase price for the restricted shares will be equal to the fair market value of the Company’s common stock on the date of purchase. The number of restricted shares purchased will be determined by dividing (i) the dollar amount of the director fees the non-employee director has elected to apply to the acquisition of the restricted shares by (ii) the fair market value per share of the Company’s common stock on the purchase date. Following such election, the director will cease to have any right to receive payment of such director fees in cash. The Director Fee Stock Issuance Program is not in effect for calendar year 2007.

Other Stock Awards Program

The Plan Administrator has complete discretion under the Other Stock Awards Program to make awards of stock appreciation rights, restricted stock units or dividend equivalents to eligible persons under the Plan.

Stock Appreciation Rights

Stock appreciation rights, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted by the Plan Administrator in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the SAR or a related option or other awards. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Plan Administrator in the SAR agreements. The Plan Administrator may elect to pay SARs in cash or in shares of our common stock or in a combination of both.

Restricted Stock Units.

Restricted stock units may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by our compensation committee. Like stock issuances that are subject to vesting, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike stock issuances, shares issuable pursuant to a restricted stock unit award will not be issued until the restricted stock unit award has vested, and recipients of restricted stock unit awards generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Dividend Equivalents

Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

Automatic Option Grant Program

Grants

Under the Automatic Option Grant Program, eligible non-employee members of our board of directors receive a series of option grants over their period of board service. Each individual who first becomes a non-employee board member at any time on or after the effective date receives an option grant for 20,000 shares of common stock on the date such individual joins the board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each annual stockholders meeting held after the effective date, each non-employee board member who is to continue to serve as a non-employee board member is automatically granted an option to purchase 10,000 shares of common stock, provided such individual has served on the board for at least six months. There is no limit on the number of such 10,000-share option grants any one eligible non-employee board member may receive over his or her period of continued board service, and non-employee members of our board of directors who have previously been in the Company’s employ are eligible to receive one or more such annual option grants over their period of board service.

Option Terms

Each automatic grant has an exercise price per share equal to the fair market value per share of common stock on the grant date and has a maximum term of 10 years. The shares subject to each automatic option grant (whether the initial grant or an annual grant) fully vest and become exercisable upon the completion of one year of board service measured from the grant date. Additionally, the shares subject to each automatic option grant immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a board member. Each option granted under the program remains exercisable for vested shares until the earlier of (i) the expiration of the 10-year option term or (ii) the expiration of the 3-year period measured from the date of the optionee’s cessation of board service.

Director Fee Option Grant Program

The Director Fee Option Grant Program is implemented for each calendar year until otherwise determined by the Plan Administrator. Under the Director Fee Option Grant Program, each non-employee board member may elect, prior to the start of each calendar year, to apply all or any portion of the annual fees otherwise payable in cash for his or her period of service on the board for that year to the acquisition of a special discounted option grant. The option grant is a non-statutory option under the federal tax laws and is automatically made on the first trading day in January in the calendar year for which the director fee election is in effect. The option has a maximum term of 10 years measured from the grant date and an exercise price per share equal to one-third of the fair market value of the option shares on such date. The number of shares subject to each option is determined by dividing the amount of the annual fees applied to the acquisition of that option by two-thirds of the fair market value per share of common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) is equal to the portion of the annual fees applied to the acquisition of the option. The dollar amount of the fee subject to the board member’s election each year is equal to his or her annual retainer fee, plus the number of regularly-scheduled board meetings for that year multiplied by the per board meeting fee in effect for such year.

The option vests in a series of 12 successive equal monthly installments upon the optionee’s completion of each month of board service in the calendar year for which the fee election is in effect, subject to full and immediate acceleration upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a board member.

Options granted pursuant to the Director Fee Option Grant Program will be exercised upon the first to occur of (1) the director’s death or disability, (2) the director’s separation from service with the Company, within the meaning of Section 409A of the Code, (3) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code, or (4) the tenth anniversary of the date of grant.

General Plan Provisions

Change in Ownership or Control

In the event that the Company is acquired by merger or asset sale, or if there is a change in ownership or control, the Plan Administrator may provide for any or all of the following alternatives:

•	require participants to surrender their outstanding awards for a cash payment;

•	replace outstanding awards with other rights or property;

•	accelerate the vesting of all or a portion of the awards;

•	require that the successor or survivor corporation assume the awards or replace them with equivalent awards; or

•	adjust the terms and conditions of outstanding awards.

In addition, in the event that the Company is acquired by merger or asset sale, or if there is a change in ownership or control, then awards granted under the Plan (other than awards granted to non-employee members of our board under the Automatic Option Grant, Director Fee Option Grant and Director Fee Stock Issuance Programs) may:

•	vest or accelerate in full when such awards are not to be assumed by any successor corporation;

•	vest or accelerate in full when such awards are to be assumed by any successor corporation; or

•	vest or accelerate in full when such awards are to be assumed by any successor corporation and the employee holding such options is involuntarily terminated.

The shares subject to each option under the Automatic Option Grant and Director Fee Option Grant Programs immediately vest upon (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of the Company’s outstanding voting stock or (iii) a change in the majority of the board effected through one or more contested elections for members of our board of directorship.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Special Tax Election

The Plan Administrator may provide holders of awards under the 2002 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise or vesting of those awards. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

No Repricing of Awards

The 2002 Plan does not permit the Plan Administrator, without stockholder approval, to amend the terms of any outstanding option or SAR under the 2002 Plan to reduce its exercise price or cancel and replace any outstanding option or SAR with grants having a lower exercise price.

Amendment and Termination

The board may amend or modify the 2002 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the board, the 2002 Plan will terminate on the earliest of:

•	March 14, 2017; or

•	the termination of all outstanding options in connection with certain changes in control or ownership of the company.

Performance-Based Awards

The Plan Administrator may designate employees as “covered employees” whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Plan Administrator may grant to such covered employees stock issuances, restricted stock units, SARs and dividend equivalents that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance goals as applicable to us or any of our subsidiaries, divisions or operating units:

•	net earnings (either before or after interest, taxes, depreciation and amortization;

•	net losses;

•	sales or revenue;

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on net assets;

•	return on stockholders’ equity;

•	return on assets;

•	return on capital;

•	stockholder returns;

•	gross or net profit margin;

•	earnings per share;

•	price per share of our common stock; or

•	market share.

The maximum number of shares which may be subject to awards granted under the 2002 Plan to any individual in any calendar year may not exceed 1,000,000 shares of common stock.

Federal Income Tax Consequences

Option Grants

Options granted under the 2002 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options.  The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price will be included in the optionee’s income for purposes of the alternative minimum tax. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the lesser of the fair market value of those shares on the exercise date or the sale date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date or the sale date, if less, over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction is in general allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a stock appreciation right. The holder recognizes ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder is required to satisfy the tax withholding requirements applicable to such income.

The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction generally is allowed for the taxable year in which such ordinary income is recognized.

Stock Issuance

An individual to whom unvested shares are issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless an election is made by the participant under Section 83(b) of the Code. However, when the restrictions on the shares of stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to unvested stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. A participant who receives stock in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

Restricted Stock Units

An individual to whom restricted stock units are issued will not have taxable income upon issuance and we will not then be entitled to a deduction. An individual to whom restricted stock units are issued will generally realize ordinary income at the time the shares issuable with respect to the restricted stock unit award are distributed to the individual in an amount equal to the fair market value of such shares (less any purchase price), and we will be entitled to a corresponding deduction.

Dividend Equivalents

A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

Deductibility of Executive Compensation

The Company believes that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options under the Discretionary Option Grant or Automatic Option Grant Programs qualifies as performance-based compensation for purposes of Code Section 162(m) and does not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options remains deductible by the Company without limitation under Code Section 162(m). Option grants under the Director Fee Option Grant Program do not qualify as performance-based compensation, and any income tax deductions attributable to the exercise of those options are subject to the $1 million limitation.

Stock & Options Awards to Officers & Directors

The table below shows, as to our chief executive and each of the next four most highly-compensated executive officers, which includes each individual listed in the table below (the “Named Executive Officers”), and the various indicated individuals and groups, the number of shares of common stock subject to options granted under the 2002 Plan during 2005 and 2006, together with the weighted exercise price payable per share.

			Weighted Average
	Options Granted		Exercise Price of
Name and Principal Position	(Number of Shares)		Granted Options($)(1)

Henry F. Blissenbach(2)	172,009	(3)	$6.8745
Former Chairman of the Board and Interim Chief Executive Officer
Paul V. Maier(2)	55,000	(4)	$6.4409
Former Senior Vice President, Chief Financial Officer
David E. Robinson(2)	150,000	(5)	$6.3000
Former Chairman of the Board, President, Chief Executive Officer and Director
Andres F. Negro-Vilar(2)	60,000	(6)	$6.6875
Former Senior Vice President and Chief Scientific Officer
Martin D. Meglasson	40,000	(7)	$7.6563
Vice President, Discovery Research
Warner R. Broaddus(2)	45,000	(8)	$7.3333
Former Vice President, General Counsel and Secretary
All directors who are not executive officers (8 persons)	255,692	(9)	$7.3000
All current executive officers as a group (5 persons)(1)	121,000	(10)	$7.5461
All employees who are not executive officers (510 persons)(1)	1,675,594	(11)	$7.0500

(1)	Exercise prices reflect the $2.50 downward adjustment made to such exercise prices in April 2007 to reflect the Company’s one-time special cash dividend paid in April 2007.

(2)	Messrs. Blissenbach, Negro-Vilar, Robinson, Maier and Broaddus are no longer executive officers of the Company. For purposes of this table, these individuals are not treated as current executive officers but are included in the employee total.

(3)	Options to purchase 170,000 shares of our common stock remained outstanding as of April 15, 2007.

(4)	Options to purchase 43,333 shares of our common stock remained outstanding as of April 15, 2007.

(5)	None of these options remained outstanding as of April 15, 2007.

(6)	Options to purchase 48,334 shares of our common stock remained outstanding as of April 15, 2007.

(7)	Options to purchase 34,687 shares of our common stock remained outstanding as of April 15, 2007.

(8)	Options to purchase 38,333 shares of our common stock remained outstanding as of April 15, 2007.

(9)	Options to purchase 253,683 shares of our common stock remained outstanding as of April 15, 2007.

(10)	Options to purchase 114,905 shares of our common stock remained outstanding as of April 15, 2007.

(11)	Options to purchase 668,359 shares of our common stock remained outstanding as of April 15, 2007.

New Plan Benefits

Each of the non-employee members of our board of directors will, upon his or her re-election to the board at the next annual meeting of stockholders, receive an option grant under the 2002 Plan’s Automatic Option Grant Program for 10,000 shares of common stock, but Mr. Davis, Ms. Greetham and Mr. Knott are not yet eligible for such awards as they will not have served on the board for six months as of the date of the annual meeting. Each option will have an exercise price per share equal to the fair market value per share of common stock on the grant date.

Compensation Plans

We have two compensation plans approved by our stockholders under which our equity securities are authorized for issuance to employees and directors for goods or services. The 2002 Stock Option/Stock Issuance Plan (effective May 16, 2002) which is the successor plan to the Company’s 1992 Stock Option/Stock Issuance Plan; and the 2002 Employee Stock Purchase Plan (effective July 1, 2002) which is the successor plan to the Company’s 1992 Employee Stock Purchase Plan.

The following table summarizes information about our equity compensation plans as of December 31, 2006:

(c)
Number of Securities
	(a)		Remaining Available
	Number of Securities	(b)	for Future Issuance
	to be Issued	Weighted-Average	Under Equity
	Upon Exercises of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column(a))

Equity compensation plans approved by security holders	5,766,386	$12.17	920,386	(1)
Equity compensation plans not approved by security holders(2)	—	—	—

	5,766,386	12.17	920,386

(1)	At December 31, 2006, 797,639 and 122,747 shares were available under the 2002 Option Plan and the 2002 Employee Stock Purchase Plan, respectively, for future grants of stock options or sale of stock.

(2)	There are no equity compensation plans (including individual compensation arrangements) not approved by the Company’s security holders.

Stockholder Approval

The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by proxy and entitled to vote at the annual meeting is required for approval of the amendment to the 2002 Plan.

Recommendation of the Board of Directors

The board of directors believes that the amendment of the 2002 Plan is necessary in order to retain the services of, and equitably treat, individuals. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

You are being asked to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates, except in the firm’s capacity as the Company’s independent registered public accounting firm.

Stockholder ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s certificate of incorporation, the Company’s bylaws, or otherwise. However, the audit committee is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the board of directors will reconsider its selection. Even if the selection is ratified, the board of directors or its audit committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if such a change would be in the Company’s and its stockholders’ best interests.

Representatives of BDO Seidman, LLP are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of BDO Seidman, LLP.

Independent Auditor’s Fees

The following is a summary of the fees incurred by the Company from BDO Seidman LLP for professional services rendered for the fiscal years ended December 31, 2006 and December 31, 2005 (in thousands):

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees

Audit Fees(1)	$2,414.3	$1,360.9
Audit-related Fees(2)	584.1	1,586.0
Tax Fees(3)	114.9	36.2
All Other Fees(4)	12.9	29.3

Total Fees	3,126.2	3,012.4

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. In 2006 and 2005, audit fees included fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees include, among other things, employee benefit plan audits and certain consultations concerning financial accounting and reporting standards. In 2006, audit-related fees represented professional services rendered in connection with a proxy statement related to the sale of the Company’s AVINZA product line to King Pharmaceuticals. In 2005, audit-related fees represented professional services rendered in connection with the re-audits of the Company’s financial statements for the years ended December 31, 2003 and 2002.

(3)	Tax fees consist of fees for professional services rendered for assistance with federal, state and international tax compliance.

(4)	Other fees for 2006 consist of $7,600 in fees billed in connection with the SEC enforcement investigation and $5,200 in fees billed in connection with the Organon co-promote termination matter. Other fees for 2005 consist of fees billed in connection with the SEC enforcement investigation.

In considering the nature of the services provided by BDO Seidman, LLP, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with BDO Seidman, LLP and the Company’s management to determine that they are permitted under the rules and regulation concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The services performed by BDO Seidman, LLP in 2006 were pre-approved in accordance with the requirements of the Audit Committee Charter adopted on November 13, 2006.

Except as stated above, there were no other fees charged by BDO Seidman, LLP for 2006. The audit committee considers the provision of these services to be compatible with maintaining the independence of BDO Seidman, LLP. None of the fees paid to BDO Seidman, LLP under the categories audit-related fees and tax fees described above were approved by the audit committee after services were rendered pursuant to the de minimus exception established by the SEC.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR the ratification of the selection of BDO Seidman, LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

EXECUTIVE OFFICERS

The names of the executive officers of the Company and their ages, titles and biographies as of April 15, 2007 are set forth below.

John L. Higgins, 37, is being considered for the position of director of the Company. See “Election of Directors” for a discussion of Mr. Higgins’ business experience.

Charles S. Berkman, J.D., 38, has served as our Vice President, General Counsel and Secretary since April 2007. Mr. Berkman joined the Company in November 2001 and previously served as Associate General Counsel and Chief Patent Counsel for the Company (and Secretary since March 2007). Prior to joining the Company, Mr. Berkman was an attorney at the international law firm of Baker & McKenzie from November 2000 to November 2001. Before that he served as an attorney at the law firm of Lyon & Lyon from 1993 to November 2000, where he specialized in intellectual property law. Mr. Berkman earned a B.S. in chemistry from the University of Texas and a J.D. from the University of Texas School of Law.

Zofia E. Dziewanowska, M.D., Ph.D., 65, joined Ligand Pharmaceuticals in April 2002 as the Vice President in charge of the Clinical Research Department, responsible for evaluation of all drugs. Her work in the industry began as an Associate Director of International Clinical Pharmacology at Merck Company, N.J. and subsequently at Hoffmann-La Roche Inc., the last few years until 1994 as Vice President and the Head of Clinical Research and Development for the United States. Since 1994, she held successive positions as Senior Vice President of Global Clinical Research and Development at Genta, Inc, Cypros Pharma and MAXIA, Inc. She also held several leadership positions in Professional Societies. Her academic affiliations include faculty positions at Cornell Medical School, New York Hospital, New York, Rockefeller University, New York, St. Georges Hospital,

University of London, United Kingdom. She received an M.D. from the University of Warsaw Medical School and a Ph.D. from the Medical Research Center, Polish Academy of Science. Her M.D. was re-certified in England and in the United States.

Martin D. Meglasson, Ph.D., 57, joined the Company in February 2004 as Vice President, Discovery Research. Prior to joining the Company, Dr. Meglasson was Director of Preclinical Pharmacology at Pharmacia, Inc. where he engaged in research and development of drugs for central nervous system and infectious diseases from 1998 to 2003. From 1996 to 1998, Dr. Meglasson served as Director of Endocrine and Metabolic Research, engaged in diabetes and obesity research , and was a member of the Exploratory Development Committee at Pharmacia & Upjohn. From 1988 to 1996, he was a researcher in the fields of diabetes and obesity at The Upjohn Co. Dr. Meglasson has participated in the discovery and development of two marketed drugs, is an inventor of 18 U.S. patents, and author of 70 scientific publications. Dr. Meglasson received his Ph.D. in pharmacology from the University of Houston and post-doctoral training at the University of Pennsylvania School of Medicine.

Tod G. Mertes, CPA, 42, joined Ligand in May 2001 as Director of Finance, was elected Vice President, Controller and Treasurer of the Company in May 2003, and was named Interim Chief Financial Officer in January 2007. Prior to joining Ligand, Mr. Mertes was Chief Financial Officer at Combio Corporation, a private Company, and prior to Combio spent 12 years with PricewaterhouseCoopers in San Diego, California and Paris, France, most recently as an audit senior manager. Mr. Mertes is a Certified Public Accountant and received a B.S. in business administration from California Polytechnic State University at San Luis Obispo.

John Sharp, CPA, 42, joined Ligand in April 2007 as our Vice President and Chief Financial Officer. From November 2004 to April 2007, Mr. Sharp served as Vice President, Finance, of Sequenom, Inc., a maker of genetic-analysis products, and served as its Principal Financial and Accounting Officer and Treasurer since October 2005. From August 2000 to November 2004, Mr. Sharp was Director of Accounting at Diversa Corporation, a publicly traded biotech company, where he was responsible for managing the overall accounting function, including financial reporting, internal controls, and corporate governance. From January 1994 until August 2000, Mr. Sharp held various positions, most recently Senior Audit Manager, at PricewaterhouseCoopers. Mr. Sharp received a B.S. in Business Administration with an emphasis in accounting from San Diego State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

The following table shows, based on information we have, the beneficial ownership of our common stock as of April 15, 2007, by:

•	all persons who are beneficial owners of 5% or more of our outstanding common stock;

•	each of our current directors, including our president and chief executive officer, Mr. Higgins, our named executive officers; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on approximately 101,096,542 shares of common stock outstanding on April 15, 2007. Shares of common stock underlying options include options which are currently exercisable or will become exercisable within 60 days after April 15, 2007, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. The address for individuals for whom an address is not otherwise indicated is 10275 Science Center Drive, San Diego, CA 92121.

		Shares Beneficially
	Number of Shares	Owned via Options,
	Beneficially	Warrants or	Percent of
Beneficial Owner	Owned	Convertible Notes	Class Owned

David M. Knott(1) 485 Underhill Blvd., Ste. 205 Syosset, NY 11791-3419	8,463,557	—	8.37%
Glenview Capital Management LLC(2) 767 Fifth Avenue, 44th Floor New York, NY 10153	7,322,288	—	7.24%
Harvest Management, LLC(3) 600 Madison Avenue, 11th Floor New York, NY 10022	5,396,857	—	5.34%
OZ Management, LLC(4) 9 West 57th Street, 39th Floor New York, NY 10019	5,192,180	—	5.14%
Jason M. Aryeh(5)	1,633,093	1,575	1.62%
Todd C. Davis	—	—	*
Elizabeth M. Greetham	—	—	*
John L. Higgins	150,000	—	*
David M. Knott(1)	8,463,557	—	8.37%
John W. Kozarich(6)	55,399	48,021	*
Jeffrey R. Perry(6)	23,953	21,575	*
Michael A. Rocca(6)	96,475	84,799	*
Henry F. Blissenbach(7)	253,123	238,118	*
Warner R. Broaddus(8)	121,458	121,458	*
Paul V. Maier(9)	287,659	202,708	*
Martin D. Meglasson	60,188	59,688	*
Andres F. Negro-Vilar(10)	331,442	324,209	*
David E. Robinson(11)	—	—	*
Directors and executive officers as a group (13 persons)(6)	10,957,321	664,922	10.84%

*	Less than 1%

(1)	Pursuant to a Schedule 13D/A filed December 6, 2006, which reported that David M. Knott and Dorset Management Corporation had sole voting power over 7,693,955 shares, shared voting power over 678,671 shares, sole dispositive power over 8,171,973 shares and shared dispositive power over 291,584 shares.

(2)	Pursuant to a Schedule 13G/A filed on February 14, 2007, which reported that Glenview Capital Management, LLC, Glenview Capital GP, LLC, and Lawrence M. Robbins had shared voting and dispositive power over 7,322,288 shares and Glenview Capital Master Fund, LTD had shared voting and dispositive power over 4,285,083 shares.

(3)	Pursuant to a Schedule 13G filed on February 14, 2007, which reported that Harvest Management, LLC, James M. Rutman, Nathaniel Bohrer and Marjorie G. Kellner had shared voting and dispositive power over 3,896,857 shares and 1,500,000 shares held in swap.

(4)	Pursuant to a Schedule 13G/A filed on February 14, 2007, which reported that OZ Management, LLC and Daniel S. Och had sole voting and dispositive power over 5,192,180 shares and OZ Master Fund, Ltd. had sole voting and dispositive power over 4,936,276 shares.

(5)	Includes 1,572,668 shares held by JALAA Equities, LP., of which Mr. Aryeh is the founder and general partner, 24,700 held directly by Mr. Aryeh, 25,350 shares held by Mr. Aryeh’s spouse and 8,800 held in a family trust.

(6)	Includes restricted stock awards grants under the 2002 stock incentive plan. See “Director Compensation.” Does not include shares held by Dr. Negro-Vilar and Messrs. Broaddus, Maier and Robinson as such persons are no longer executive officers of the Company.

(7)	On August 1, 2006, our board of directors appointed Dr. Blissenbach, chairman and interim chief executive officer. Dr. Blissenbach served as our interim chief executive officer until we announced the appointment of Mr. Higgins as our president and chief executive officer in January 2007. Dr. Blissenbach served as our chairman until March 2007.

(8)	On February 28, 2007, Mr. Broaddus resigned as our vice president, general counsel and secretary.

(9)	On January 31, 2007, Mr. Maier resigned as our senior vice president and chief financial officer.

(10)	On February 15, 2007, Dr. Negro-Vilar resigned as our senior vice president and chief scientific officer.

(11)	On July 31, 2006, Mr. Robinson resigned as director, chairman, president and chief executive officer.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy and Overview of Compensation

The Company’s executive compensation philosophy is intended to provide compensation opportunities that:

•	Attract, motivate and retain individuals of superior ability and managerial talent critical to its long-term success;

•	Align executives’ interests with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•	Create incentives to achieve key strategic and financial performance measures; and

•	Enhance the executives’ incentive to increase the Company’s stock price and maximize stockholder value.

Total Compensation

The compensation package offered to each executive officer is comprised of four elements:

•	base salary;

•	annual variable performance bonus awards payable in cash;

•	long-term stock-based incentive awards; and

•	employee benefits and perquisites.

These are described in more detail below.

The Role of the Compensation Committee

The compensation committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for the Company’s executive officers. In determining each level of compensation and the total package, the compensation committee reviewed a variety of sources to determine and set compensation.

The chief executive officer aids the compensation committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. Each named executive officer and other senior executive management team members, in turn, participates in an annual performance review with the chief executive officer to provide input about his or her contributions to the Company’s success for the period being assessed. The performance of our chief executive officer and senior executive management team as a group is reviewed annually by the compensation committee.

As in prior years, the compensation committee and the Company’s management consulted several independent compensation surveys to assist them in determining market pay practices for compensating executive officers. These surveys were reviewed to compare the Company’s compensation levels to the market compensation levels, taking into consideration the other companies’ size, the industry, the individual executive’s level of responsibility and his or her years of experience.

Additionally, each year the compensation committee consults surveys of the compensation practices of a peer group of companies in the United States. This is necessary so the Company can offer compensation that is competitive within that group of companies. This peer group consists of 450-500 leading biopharmaceutical companies (including Ligand Pharmaceuticals), including both public and private firms in a range of sizes, stages of development and geographic locations.

The compensation committee benchmarks total compensation, as well as annual cash and long-term performance compensation to the median (i.e. 50th percentile) of executive officers performing similar job functions at companies in our peer group, adjusted to reflect relative company size and performance. However, we strongly believe in retaining the best talent among our senior executive management team. Therefore, the compensation committee may approve total compensation packages for senior executive management that vary from the peer group median based on several principal factors. Specifically, officers with relatively less overall experience, less tenure with the Company and/or lower performance ratings over several years will have total compensation set at or below the peer group median. Conversely, if an officer consistently receives favorable performance ratings over successive years, accumulates years of service and expertise with the Company and/or has significant other experience his or her total compensation will typically be above the peer group median. Overall, the compensation committee believes that our compensation programs, as structured, are within the market range of our peer group, based on survey information reviewed each year.

Base Compensation

As discussed above, the Company provides its named executive officers with a base salary that is structured around the median of base salaries offered by our peer group, but will vary from such level based on:

•	industry experience, knowledge and qualifications;

•	the salary levels in effect for comparable positions within the Company’s principal industry marketplace competitors; and

•	internal comparability considerations.

Increases in base salary from year to year are based upon the performance of the executive officers (other than the chief executive officer) as well as market positioning considerations, as assessed by the chief executive officer and approved by the compensation committee. The compensation committee assesses these factors with respect to the chief executive officer. The Company estimates that the salary levels of our executive officers range from the 50th percentile to the 90th percentile of the salary levels in effect for comparable executive positions at companies in our peer group.

Performance-Based Compensation

Performance Goals

It is the compensation committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance and contribution towards the Company’s performance. This allows executive officers to receive bonus compensation in the event certain specified corporate and individual performance measures are achieved.

As an officer’s level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon the Company’s performance and stock price appreciation rather than base salary.

In determining the performance compensation awarded to each executive officer, the Company evaluates the Company’s and executive’s performance in a number of areas. The Company’s performance is measured on both a short-term and long-term basis, so performance compensation is linked to specific, measurable corporate and individual goals intended to create value for stockholders. In prior years, general criteria for evaluating the performance of the Company included such measures as commercial and research revenue, product development milestones, net stockholder equity and expense control. Individual performance goals include completion of certain projects and achievement of targets in support of the Company goals, by area of responsibility. These include specific inter- and intra- department projects and timely achievement of milestones within those projects, adherence to budget and financial performance targets, and on-time, high-quality execution of recurring department responsibilities.

However, formal metrics for individual and Company goals were not established in 2006 because of the Company’s ongoing strategic alternatives evaluation process. Rather, Company and individual performance was measured in terms of the management team’s overall success and efficiency in executing and consummating the strategic evaluation process and the transactions that resulted from that process. The compensation committee considered, among other factors, the executives’ contributions to the business and technical evaluations of alternatives, management of the bid process, support of the negotiations and transaction due diligence across each department, consummation of resulting transactions and transition activities before and after consummation.

Annual Performance-Based Cash Compensation

The annual performance-based bonus program consists of a cash award if certain performance criteria are satisfied. The Company sets annual incentive targets around a baseline, which is the median (i.e. 50th percentile) of annual incentives offered by our peer group. Under the Company’s program, the potential performance bonus for the chief executive officer is up to 75% of base salary and for the other named executive officers is up to 50% of base salary.

Annual bonuses are determined on the basis of the Company’s achievement of the corporate performance targets (discussed above) and individual performance targets established for each executive. For each executive officer, 50% of the annual award is based on Company performance against pre-set goals, and 50% is based on individual performance against individual pre-set goals.

For fiscal year 2006, the individual goals were designed to support key corporate objectives related to our strategic alternatives process, and the executives were evaluated in relation to their contribution to the attainment of those targets, as discussed above. Accordingly, this element of executive compensation was earned on the basis of the Company’s success in executing the strategic process, and the individual’s success in supporting that process through individual contributions. Based on the factors described above, in 2006, we determined that the Company had achieved 50% of its goals. Executive officers achieved a median of 83% of their individual goals.

Long-Term Performance-Based Equity Incentive Program

In accordance with its philosophy, the Company’s longer term performance-based compensation is based on equity ownership. The Company believes that equity ownership in the Company is important to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and stockholder gains while creating an incentive for sustained growth. To meet these objectives, the Company’s senior executive management team is eligible to receive additional grants of performance-based equity compensation upon achieving the same performance criteria described above.

During 2006, we approved a grant of stock options to each of the executive officers, except Dr. Blissenbach, under the 2002 stock incentive plan, based on 2005 performance. The grants were designed to align their interests with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The compensation committee views granting options as a retention device and therefore also reviews the status of vesting and number of vested verses unvested options at the time of grant. Guidelines for the number of stock options and restricted stock awards granted to each executive officer are determined using a procedure approved by the compensation committee based upon several factors, including the executive officer’s level of responsibility, salary grade, performance and the value of the stock option at the time of grant. The benchmark for these grants is the median level of annual option grants for similar positions at our peer group companies, adjusted using the above factors and taking into consideration such equivalency factors as our number of shares outstanding and market capitalization, compared to the peer group companies.

Each grant allows the officer to acquire shares of common stock at the market price on the grant date over a specified period of time, up to 10 years. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term.

Stock option grants and other equity incentives, if any, for performance during 2006 have not been determined.

One-time Retention Incentives

In March and October of 2006 the Company entered into letter agreements with a number of its key employees, including each of the named executive officers, except Dr. Blissenbach and Mr. Robinson. The agreements provided for certain retention or stay bonus payments in cash and/or stock options if the employee remained employed, with specified conditions, through December 31, 2006. These agreements were implemented as additional incentives for these key employees to remain employed in good standing with the Company in light of circumstances such as the Company’s strategic alternatives evaluation process and subsequent asset sales. Awards made under these agreements to named executive officers are noted in the relevant tables below.

Discretionary Long-Term Equity Incentive Awards

The Company’s executive officers, along with all other Company employees, are eligible to participate in the Company’s periodic awards of stock options. For non-executives, these awards include “evergreen” awards approximately every two years following date of hire. Evergreen awards range from 20% to 50% of the standard new hire option grant for each employee’s current salary grade, depending on performance.

For executives, the compensation committee determines annual awards of additional stock options, if any, based on performance as described above under “Long-Term Performance-Based Equity Incentive Program.” Additional grants, other than the annual award to executives or evergreen awards to non-executives, may be made following a significant change in job responsibility or in recognition of a significant achievement.

Stock options granted under the various stock plans generally have a four-year vesting schedule designed to provide an incentive for continued employment. The options generally expire ten years from the date of the grant. This provides a reasonable time frame during which executive officers and other employees who receive grants can benefit from the appreciation of the Company’s shares. The exercise price of options granted under the 2002 stock incentive plan is 100% of the fair market value of the underlying stock on the date of grant.

Other Elements of Compensation and Perquisites

In order to attract, retain and pay market levels of compensation, we provide our named executive officers and other employees the following benefits and perquisites.

Medical Insurance.  The Company provides to each named executive officer, the named executive officer’s spouse and children such health, dental and vision insurance coverage as the Company may from time to time make available to its other executives of the same level of employment. The Company pays a portion of the premiums for this insurance for all employees.

Life and Disability Insurance.  The Company provides each named executive officer such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees of the same level of employment.

Housing Allowance & Relocation costs.  In order to attract and retain management talent, the Company provides relocation benefits, including a housing allowance, to certain executives upon their employment with the Company. The allowance is intended to partially defray the additional cost of housing in the San Diego area, as compared to the executive’s prior housing costs. There were no relocation reimbursements in 2006.

Deferred Compensation.  The Company maintains a non-qualified deferred compensation plan, which is unfunded. Members of the Company’s senior executive management team are eligible to defer between 2% and

100% of base salary and annual incentive bonus earned under this non-qualified deferred compensation plan. Deferred amounts are credited with interest based on the investment options elected by the participants. Benefits are payable upon a fixed date or separation from service, within the meaning of Section 409A of the Internal Revenue Code. However, no benefits are payable prior to the date that is six months after the participant’s date of separation from service or, if earlier, his death.

Defined Contribution Plan.  The Company and its designated affiliates offer the Section 401(k) Savings/Retirement Plan (the “401(k) Plan”), a tax-qualified retirement plan, to their eligible employees. The 401(k) Plan permits eligible employees to defer from 1% to 100% of their annual eligible compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. As of December 31, 2006, the Company did not make matching contributions to the 401(k) Plan.

Stock Purchase Plan.  The Company’s Employee Stock Purchase Plan (the “ESPP”), which qualifies under Section 423 of the Internal Revenue Code, permits participants to purchase Company stock on favorable terms. ESPP participants are granted a purchase right to acquire shares of common stock at a price that is 85% of the stock price on either the first day of the calendar quarter or the stock price on the last day of the calendar quarter, whichever is lower. The purchase dates occur on the last business days of March, June, September and December of each year. To pay for the shares, each participant may authorize periodic payroll deductions from 1% to 10% of his or her cash compensation, subject to certain limitations imposed by the Internal Revenue Code. All payroll deductions collected from the participant in a calendar quarter are automatically applied to the purchase of common stock on that quarter’s purchase date provided the participant remains an eligible employee and has not withdrawn from the ESPP prior to that date.

Other.  The Company makes available certain other perquisites or fringe benefits to executive officers and other employees, such as tuition reimbursement, airline club dues, professional society dues and food and recreational fees incidental to official company functions, including board meetings. With the exception of Dr. Blissenbach, who received reimbursement for commuting expenses, set forth in the summary compensation table below, the aggregate of these other benefits was less than $10,000 for each executive officer in the last fiscal year.

CEO Compensation

In July 2006, Dr. Blissenbach was elected chairman and interim chief executive officer of the Company following the resignation of our former chief executive officer, Mr. Robinson. In setting Dr. Blissenbach’s compensation, the compensation committee sought to tie a significant percentage of his compensation to the Company’s near-term goals but still be competitive with other companies in the industry and recognize the interim nature of his appointment. A previously-disclosed employment agreement between the Company and Dr. Blissenbach sets forth the terms and conditions, including compensation, governing Dr. Blissenbach’s employment. These terms include a base salary of $40,000 per month.

The remaining components of Dr. Blissenbach’s compensation, namely an option to purchase 150,000 shares of common stock and a cash performance bonus of up to $100,000, however, were contingent upon attaining certain goals. For the performance bonus opportunity, these were: (a) recruit and appoint a successor chief executive officer; (b) complete strategic transaction(s) approved by the Board; (c) before October 31, 2006, attain a positive cash flow net of debt in excess of $30 million by completion of real estate transaction; and (d) retain key personnel. This $100,000 cash bonus was paid to Dr. Blissenbach in early 2007. Dr. Blissenbach’s option to purchase 150,000 shares of stock vested 100% upon the hiring of successor chief executive officer, John L. Higgins. Dr. Blissenbach also received reimbursement for his commuting expenses, including tax reimbursement or “gross up.”

Prior to his resignation, the compensation committee established Mr. Robinson’s base salary upon its evaluation of his personal performance and the Company’s intention that his base salary keep pace with salaries being paid to similarly situated chief executive officers. We estimate that his base salary was at the 75th to 90th percentile of the salary levels paid to such other chief executive officers.

No cash bonus was paid to Mr. Robinson for the 2006 fiscal year. Mr. Robinson received severance benefits under the terms of his employment and separation agreements as more fully outlined below.

We announced in January 2007 the appointment of John L. Higgins as president and chief executive officer. In March 2007, we announced Mr. Higgins’ appointment as a member of our board of directors. Mr. Higgins was most recently chief financial officer, executive vice president, finance, administration and corporate development of Connetics Corporation, a public specialty pharmaceutical company. We have entered into an employment agreement with Mr. Higgins that includes the following principal elements of compensation:

•	base salary of $400,000 per year;

•	performance bonus opportunity with a target of 50% of salary, up to a maximum of 75%;

•	restricted stock grant of 150,000 shares, vesting over two years;

•	eligibility for future discretionary, performance-based stock or option grants;

•	lump-sum relocation benefit of $100,000;

•	ordinary severance (i.e. involuntary termination for cause or voluntary termination with good cause, without a change of control) of 18 months’ salary, continuation of health benefits, and acceleration of stock and option vesting; and

•	change of control severance of two years salary, plus two years average annual bonus, continuation of health benefits, and acceleration of stock and option vesting.

Severance Arrangements

In September 1996, the Company entered into an employment agreement with Dr. Negro-Vilar pursuant to which he was employed as senior vice president, research & development and chief scientific officer. Upon his resignation in February 2007, Dr. Negro-Vilar received 18 months of salary continuation payments, plus accelerated vesting of all outstanding options.

In May 1996, the Company entered into an employment agreement with Mr. Robinson pursuant to which he was employed as president and chief executive officer. This agreement automatically renewed for three years on May 1, 2005. Under the agreement, in the event his employment was terminated without cause, Mr. Robinson was entitled to a severance payment equal to 24 months of base salary, at the rate in effect for him at the time of such termination, health benefits for 24 months and the accelerated vesting of all of his outstanding options, except under certain limited circumstances.

Upon his resignation in July 2006 and pursuant to a separation agreement with Company, Mr. Robinson received as severance benefits 24 months base salary and continuation of health benefits for 24 months under COBRA, plus accelerated vesting of all outstanding options.

We did not have a severance agreement or other arrangement with Dr. Blissenbach. Each of the severance agreements are intended to be competitive within our industry and company size, and thus to attract highly qualified individuals and encourage them to remain employed by the Company. These agreements were of added importance during 2006, in order to retain our senior executives as we initiated and executed our strategic alternatives evaluation and transactions.

The Company entered into agreements with each of the other named executive officers (other than Dr. Blissenbach and Mr. Robinson) providing that each of them would be entitled to six months’ salary in the event his employment was terminated without cause. Mr. Maier received six months’ salary continuation payments upon his resignation in January 2007. Mr. Broaddus also received six months’ salary continuation payments upon his resignation in February 2007.

Change of Control Arrangements

In addition to the above agreements, the Company has a change-of-control severance agreement with each of the named executive officers, other than Mr. Robinson and Dr. Blissenbach. In the event their employment is involuntarily terminated in connection with a change of control of the Company, these individuals receive a severance benefit equal to

•	one times the annual rate of base salary in effect for such officer at the time of involuntary termination plus

•	one times the average of bonuses paid to such officer for services rendered in the two fiscal years immediately preceding the fiscal year of involuntary termination.

The severance amount will be payable in a lump sum following the officer’s termination of employment. The change-of-control severance agreements also accelerate the vesting of all outstanding options and extend the option exercise period from three months to December 31st of the year of termination.

The sale of our AVINZA assets to King Pharmaceuticals in February 2007 was deemed a change of control under these change of control severance agreements. Therefore, the named executive officers (other than Dr. Blissenbach and Mr. Robinson) became eligible for severance under these agreements if there was an involuntary termination of their employment in connection with the sale of our AVINZA assets.

Option agreements under the 2002 stock incentive plan, which cover each of the named executive officers, provide that such options will automatically vest in the event that any of the following occur and the option is not assumed or replaced by a successor:

•	a merger, consolidation or reorganization of the Company in which 50% or more of its voting securities change ownership;

•	the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company, or

•	a change in control of the Company effected through a successful tender offer for more than 50% of the Company’s outstanding common stock or through a change in the majority of our board of directors as a result of one or more contested elections for board membership.

The AVINZA asset sale was not a change of control for purposes of the option agreements or the 2002 Plan.

Compensation Recovery Policy

Our board of directors maintains a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with section 304 of the Sarbanes-Oxley Act of 2002. If circumstances warrant, we will seek to claw back appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Policies with Respect to Equity Compensation Awards

The Company grants all equity incentive awards based on the fair market value as of the date of grant. The exercise price for stock option grant and similar awards is determined by reference to the closing price per share on the NASDAQ Global Market on the date of grant.

Option awards under the compensation programs discussed above are made at regular compensation committee meetings and at special meetings as needed. For example, a special meeting may be called if a regular meeting is cancelled or following the annual performance review process. The effective date for such grants is the date of such meeting. The Company may also make grants of equity incentive awards at the discretion of the compensation committee or the board of directors in connection with the hiring of new named executive officers and other employees.

Policies Regarding Tax Deductibility of Compensation

Within its performance-based compensation program, the Company aims to compensate the named executive officers in a manner that is tax-effective for the Company. Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply to compensation that is performance-based.

The non-performance based compensation paid in cash to the Company’s executive officers for the 2006 fiscal year did not exceed the $1.0 million limit per officer, and the compensation committee does not anticipate that the non-performance based compensation to be paid in cash to the Company’s executive officers for fiscal 2007 will exceed that limit.

In addition, the 2002 stock incentive plan has been structured so that any compensation paid in connection with the exercise of options grants under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation. Therefore, it will not be subject to the $1.0 million deduction limitation.

Summary Compensation Table

The total compensation paid to the Company’s chief executive officer, chief financial officer, each of the three most highest compensated executive officers other than the chief executive officer and chief financial officer and for Mr. Robinson, the former chief executive officer and chairman for services rendered to the Company in 2006 is summarized as follows:

					Non-Equity
Name and Principal		Salary		Option	Incentive Plan	All Other
Position	Year	($)	Bonus ($)(6)	Awards ($)(7)	Compensation ($)(8)	Compensation ($)(9)	Total

Dr. Blissenbach, Former Chairman and interim Chief Executive Officer(1)	2006	$200,000	$0	$453,729	$100,000	$55,422	$809,151
Mr. Maier, Former Senior Vice President and Chief Financial Officer(2)	2006	$347,000	$111,667	$180,725	$107,353	$11,911	$758,656
Mr. Robinson Former Chairman and Chief Executive Officer(3)	2006	$401,250	$0	$871,842	$0	$1,508,698	$2,781,790
Dr. Negro-Vilar, Former Senior Vice President and Chief Scientific Officer(4)	2006	$471,000	$150,000	$188,945	$145,716	$16,447	$972,108
Dr. Meglasson, Vice President, Research	2006	$292,000	$91,000	$183,057	$90,338	$27,742	$684,137
Mr. Broaddus Former Vice President and General Counsel(5)	2006	$309,000	$95,333	$139,724	$95,597	$4,000	$643,654

Footnotes to Summary Compensation Table

(1)	Dr. Blissenbach was appointed chairman and interim chief executive officer effective August 1, 2006, following the resignation of Mr. Robinson and served in that capacity until the hiring of John L. Higgins as the Company’s chief executive officer in January 2007. “Option Award” includes $72,509 of compensation related to stock options granted to Dr. Blissenbach for his service as a non-employee director prior to his appointment as interim chief executive officer. Dr. Blissenbach received $22,746 in reimbursement of commuting expenses, $10,926 for gross-up of taxes, and $21,750 in non-employee director fees earned prior to his appointment as interim chief executive officer, which amounts are reflected in the “All Other Compensation” column.

(2)	Mr. Maier served as senior vice president and chief financial officer until his resignation on January 31, 2007.

(3)	Mr. Robinson served as chairman, president and chief executive officer until his resignation on July 31, 2006. Pursuant to his separation agreement, Mr. Robinson received a lump sum severance payment of $1,410,000, plus $81,343 for accrued vacation, which amounts are included in the “All Other Compensation” column. The balance of the amount shown as “All Other Compensation” represents $1,355 in life insurance and $16,000 in medical insurance premiums.

(4)	Dr. Negro-Vilar served as senior vice president and chief scientific officer until his resignation on February 15, 2007.

(5)	Mr. Broaddus served as vice president, general counsel and secretary until his resignation on February 28, 2007.

(6)	Represents bonus awards for 2006 under the Company’s retention bonus plan.

(7)	Represents the stock option expense for each named executive officer for fiscal 2006, determined under Statement of Financial Accounting Standards (SFAS) 123 (revised 2004), Share-Based Payment (SFAS 123(R)). Effective January 1, 2006, we adopted SFAS 123(R) using the modified prospective transition method. No stock-based employee compensation cost was recognized prior to January 1, 2006, as all options granted prior to 2006 had an exercise price equal to the market value of the underlying common stock on the date of the grant. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R). We have applied the provisions of SAB 107 in our adoption of SFAS 123(R). Under the transition method, compensation cost recognized in 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted in 2006, based on grant-date fair value estimated in accordance with the provisions of SFAS 123(R).

There were no stock awards made or outstanding for any named executive officer in 2006.

The fair value for options that were awarded to the directors and officers was estimated at the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions:

	2006	2005	2004	2003

Risk-free interest rates	4.76%	4.35%	3.61%	3.25%
Dividend Yield	—	—	—	—
Expected Volatility	70%	72%	74%	74%
Expected Term	5.90 years	5 years	5 years	5 years

In connection with Mr. Robinson’s resignation on July 31, 2006, each of his unvested options was immediately vested and the exercise period for all of his outstanding options was extended to January 15, 2007. For purposes of valuing these modifications, we used an expected term of 5.5 months and an expected volatility of 50%.

The expected term of the options is the estimated weighted-average period until exercise or cancellation of vested options (forfeited unvested options were not considered). SAB 107 guidance permits companies to use a “safe harbor” expected term assumption for grants up to December 31, 2007 based on the mid-point of the period between vesting date and contractual term, averaged on a tranche-by-tranche basis. We used the safe harbor in selecting the expected term assumption for 2006.

Volatility is a measure of the expected amount of variability in the stock price over the expected life of an option expressed as a standard deviation. SFAS 123(R) requires an estimate of future volatility. In selecting this assumption, we used the historical volatility of the Company’s stock price over a period equal to the expected term.

(8)	Represents performance bonus awards under the management bonus plan earned in 2006 and 2007, but paid in 2007.

(9)	For each named executive officer other than Dr. Blissenbach, Mr. Robinson and Dr. Meglasson, represents life insurance and medical insurance premiums paid by the Company. The amounts for Dr. Blissenbach and Mr. Robinson are described in the footnotes above. For Dr. Meglasson, the amount represents $11,750 of housing allowance, $13,670 in medical insurance premiums and $2,322 in life insurance premiums.

Narrative to Summary Compensation Table

See compensation discussion and analysis above for complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table and Grants of Plan Based Awards Table were paid or awarded and the criteria for such payment.

All options vest and become exercisable upon a change in control, as defined in the 2002 stock incentive plan.

Grants of Plan-Based Awards in Fiscal Year 2006

									Option	Exercise	Grant
									Awards:	or Base	Date Fair
									Number of	Price	Value of
		Compensation	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Securities	of Option	Option
	Grant	Committee		Target	Maximum		Target		Underlying	Awards	Award
Name	Date	Action	($)	($)	($)	(#)	(#)	(#)	Options(#)	($/Sh)	($)

Dr. Blissenbach(1)	1/31/06	1/31/06	—	—	—	—	—	—	10,000	$12.40	$77,440
	8/3/06	7/31/06	—	—	—	0	150,000	0		$9.20	$876,300
	9/27/06	9/27/06	—	—	—	—	—	—	10,000	$10.10	$64,380
	8/1/06	8/1/06	$0	$100,000	$100,000	—	—	—
Mr. Maier	3/10/06	3/10/06	—	—	—	—	—	—	20,000	$11.90	$157,820
Mr. Robinson	3/10/06	3/10/06	—	—	—	—	—	—	50,000	$11.90	$394,500
Dr. Negro-Vilar	3/10/06	3/10/06	—	—	—	—	—	—	25,000	$11.90	$197,275
Dr. Meglasson	3/10/06	3/10/06	—	—	—	—	—	—	25,000	$11.90	$197,275
Mr. Broaddus	3/10/06	3/10/06	—	—	—	—	—	—	25,000	$11.90	$197,275

Footnotes to Grants of Plan Based Awards Table

(1)	Option awards to Dr. Blissenbach on January 31, 2006 and September 27, 2006 were in connection with his service as a non-employee director. In August 2006, Mr. Blissenbach was awarded a performance bonus opportunity of up to $100,000 payable upon the completion of certain milestones: (a) recruit and appoint a successor CEO; (b) complete strategic transaction(s) approved by the Board; (c) before October 31st attain a positive cash flow net of debt in excess of $30 million by completion of real estate transaction; and (d) retain key personnel. This $100,000 cash bonus was paid to Dr. Blissenbach in early 2007. On August 3, 2006, Dr. Blissenbach was awarded an option to purchase 150,000 shares of stock which vests 100% upon the hiring of a successor chief executive officer or, if later, 50% after six months and 50% after 1 year.

(2)	Exercise prices do not reflect the $2.50 downward adjustment made to such exercise prices in April 2007 to reflect the Company’s one-time special cash dividend paid in April 2007.

Narrative to Grants of Plan-Based Awards Table

See Compensation Discussion and Analysis above for complete description of the targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the options and restricted stock grants.

Except as otherwise noted, all stock options vest over four years beginning on the grant date, with the first vesting occurring six months after the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all restricted stock, stock option and SAR awards (if any) held by the named executive officers of the Company as of December 31, 2006. All outstanding equity awards are in shares of the Company’s common stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards(1)(2)
	Equity Incentive
			Plan Awards:
	Number of		Number of
	Securities	Number of	Securities
	Underlying	Securities	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options (#)	Options (#)	Unearned Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Dr. Blissenbach(3)	0	10,000	—	10.10	9/27/16
	0	0	150,000	9.20	8/03/16
	0	10,000	—	12.4000	1/31/16
	2,009	0	—	3.7330	1/03/15
	10,000	0	—	17.1600	6/11/14
	1,507	0	—	4.9762	1/2/14
	10,000	0	—	13.3900	6/20/13
	4,113	0	—	1.8232	1/2/13
	10,000	0	—	16.6900	5/15/12
	857	0	—	5.6828	1/2/12
	10,000	0	—	13.0200	5/25/11
	763	40	—	4.5829	1/2/11
	10,000	0	—	10.6250	5/25/10
	756	0	—	4.6245	1/3/10
	10,000	0	—	11.0625	5/20/09
	10,000	0	—	14.50	5/21/08
	8,118	0	—	12.00	5/21/07
Mr. Maier(4)	3,750	16,250	—	11.90	3/10/16
	729	22,604	—	7.25	7/05/15
	30,000	0	—	20.70	6/01/14
	3,125	6,250	—	9.25	4/29/13
	40,000	0	—	15.01	5/06/12
	40,000	0	—	10.68	7/6/11
	40,000	0	—	11.75	5/22/10
Mr. Robinson(5)	50,000	0	—	11.90	1/14/07
	150,000	0	—	14.39	1/14/07
	100,000	0	—	16.95	1/14/07
	75,000	0	—	11.75	1/14/07
	100,000	0	—	15.00	1/14/07
	50,000	0	—	12.125	1/14/07

	Option Awards(1)(2)
	Equity Incentive
			Plan Awards:
	Number of		Number of
	Securities	Number of	Securities
	Underlying	Securities	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options (#)	Options (#)	Unearned Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Dr. Negro-Vilar(6)	4,688	20,312	—	11.90	3/10/16
	730	22,604	—	7.25	7/5/15
	30,000	0	—	20.70	6/1/14
	68,750	6,250	—	9.25	4/29/13
	30,000	0	—	15.01	5/6/12
	40,000	0	—	10.68	7/6/11
	30,000	0	—	11.75	5/22/10
	70,875	0	—	9.3125	10/1/08
Dr. Meglasson	4,688	20,312	—	11.90	3/10/16
	0	9,687	—	7.25	7/5/15
	50,000	0	—	15.63	2/26/14
Mr. Broaddus(7)	4,688	20,312	—	11.90	3/10/16
	416	12,917	—	7.25	7/5/15
	20,000	0	—	20.70	6/1/14
	1,042	2,083	—	9.25	4/29/13
	60,000	0	—	16.40	12/13/11

(1)	There are no stock awards outstanding for any of the named executive officers.

(2)	Except as noted for Dr. Blissenbach and Mr. Robinson below, each option grant to the named executive officers vests 12.5% after six months from grant and the remainder in 42 equal monthly installments. Each such option may accelerate and become fully vested upon a change of control as defined in the relevant option agreement. Exercise prices do not reflect the $2.50 downward adjustment made to such exercise prices in April 2007 to reflect the Company’s one-time special cash dividend paid in April 2007.

(3)	With the exception of the option to purchase 150,000 shares of stock awarded to Dr. Blissenbach on August 3, 2006, each of his other option grants are non-employee director grants which he received prior to his appointment as interim chief executive officer. These options vest over 1 year, or may fully vest upon a change of control as defined in the option agreements. The option granted on August 3, 2006 vested 100% upon the hiring of a successor chief executive officer.

(4)	Mr. Maier, our former senior vice president and chief financial officer resigned on January 31, 2007. Under the terms of his Professional Services Agreement, each of his outstanding options expire on December 31, 2007, unless earlier exercised.

(5)	Mr. Robinson, our former chairman, president and chief executive officer resigned on July 31, 2006. Under the terms of his separation agreement, each of his outstanding options expired on January 14, 2007, unless earlier exercised.

(6)	Dr. Negro-Vilar, our former senior vice president and chief scientific officer resigned on February 15, 2007. Under the terms of his Professional Services Agreement, each of his outstanding options expire on December 31, 2007, unless earlier exercised.

(7)	Mr. Broaddus, our vice president, general counsel and secretary resigned on February 28, 2007. Under the terms of his Professional Services Agreement, each of his outstanding options expire on December 31, 2007, unless earlier exercised.

Option Exercises and Stock Vested During Fiscal Year 2006

The following table provides information on stock option exercises and stock vesting in fiscal 2006 by the named executive officers of the Company.

	Option Awards(1)
	No. of Shares	Value Realized Upon
	Acquired on	Exercise
Name	Exercise (#)	($)

Dr. Blissenbach	0	$0
Mr. Maier	144,206	$328,031
Mr. Robinson	475,000	$846,091
Dr. Negro-Vilar	41,666	$138,280
Dr. Meglasson	5,313	$21,137
Mr. Broaddus	28,542	$73,207

(1)	There were no stock awards made or outstanding for the named executive officers in 2006.

Non-qualified Deferred Compensation

The following table provides information related to the potential benefits payable to each named executive officer under the Company’s Non-Qualified Deferred Compensation Plans.

Non-qualified Deferred Compensation
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)

Dr. Blissenbach	—	—	—	—	—
Mr. Maier	—	—	—	—	—
Mr. Robinson	—	—	—	—	—
Dr. Negro-Vilar	$117,750	—	$7,331	—	$125,081
Dr. Meglasson	—	—	$400	—	$2,607
Mr. Broaddus	—	—	—	—	—

Potential Payments Upon Termination or Change in Control

The following table sets forth potential payments payable to our named executive officers upon termination of employment or a change in control. The Company’s compensation committee may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our named executive officers assuming a change of control on, and/or their employment was terminated on December 31, 2006:

Termination
		Without		Termination
		Cause;	Change of	Without
		No Change of	Control;	Cause with Change
		Control	No Termination	of Control
Name	Benefit	($)	($)	($)

Dr. Blissenbach	Salary	NA	—	NA
	Bonus	—	—	—
	Option acceleration	—	$471,232	—
	Option extension	—	—	—
	Benefits continuation	—	—	—
Career transition
	assistance	—	—	—
	Total value:	—	$471,232	—

		Termination
		Without		Termination
		Cause;	Change of	Without
		No Change of	Control;	Cause with Change
		Control	No Termination	of Control
Name	Benefit	($)	($)	($)

Mr. Maier	Salary	$173,500	—	$520,500
	Bonus	—	—	$79,177
	Option acceleration	—	$189,712	$189,712
	Option extension	—	—	$183,057
	Benefits continuation	$7,556	—	$22,669
	Career transition
	assistance	—	—	$12,000
	Total value:	$181,056	$189,712	$1,007,115
Dr. Negro-Vilar	Salary	$471,000	—	$942,000
	Bonus	—	—	$135,358
	Option acceleration	—	$206,768	$206,768
	Option extension	—	—	$228,134
	Benefits continuation	$15,113	—	$30,226
	Career transition
	assistance	—	—	$12,000
	Total value:	$486,113	$206,768	$1,554,486
Dr. Meglasson	Salary	$146,000	—	$438,000
	Bonus	—	—	$75,669
	Option acceleration	—	$126,087	$126,087
	Option extension	—	—	$37,146
	Benefits continuation	$10,778	—	$32,335
	Career transition
	assistance	—	—	$12,000
	Total value:	$156,778	$126,087	$721,237
Mr. Broaddus	Salary	$154,500	—	$463,500
	Bonus	—	—	$76,799
	Option acceleration	—	$149,921	$149,921
	Option extension	—	—	$47,403
	Benefits continuation	$2,272	—	$6,817
	Career transition
	assistance	—	—	$12,000
	Total value:	$156,772	$149,921	$756,440

Compensation of Directors

The following table provides information related to the compensation of our non-employee directors for fiscal 2006.

Director Compensation

	Fees Earned
	or Paid	Stock	Option	All other
	in Cash	Awards	Awards	Compensation	Total
Name	($)	($)	($)	($)(11)	($)

Jason Aryeh(1)	$12,250	—	$32,190	—	$44,440
Alexander D. Cross(2)	$34,500	—	$87,082	—	$121,582
John Groom(3)	$18,000	—	$102,197	—	$120,197
Irving S. Johnson(4)	$9,000	—	$102,197	$9,500	$120,697
John Kozarich(5)	$7,000	$27,490	$87,082	$2,500	$124,072
Daniel S. Loeb(6)	$4,500	$27,490	$132,767	—	$164,757

	Fees Earned
	or Paid	Stock	Option	All other
	in Cash	Awards	Awards	Compensation	Total
Name	($)	($)	($)	($)(11)	($)

Carl C. Peck(7)	$6,750	$27,490	$87,082	$2,250	$123,572
Jeffrey R. Perry(8)	$4,500	$27,490	$132,767	—	$164,757
Brigette Roberts(9)	$8,500	$27,490	$132,767	—	$168,757
Michael Rocca(10)	$22,500	$42,495	$87,082	—	$152,077

Footnotes to Director Compensation Table

(1)	Mr. Aryeh was elected to the Board on September 27, 2006. Mr. Aryeh received an initial option grant of 20,000 options upon that election. The grant date fair value of his option grants during 2006 was $128,760. The other directors served for all of fiscal 2006.

(2)	Dr. Cross held a total of 101,888 options outstanding at 12/31/06. The grant date fair value of his option grants during 2006 was $141,820.

(3)	Mr. Groom held a total of 120,313 options outstanding at 12/31/06. The grant date fair value of his option grants during 2006 was $172,051.

(4)	Dr. Johnson held a total of 103,368 options outstanding at 12/31/06. The grant date fair value of his option grants during 2006 was $172,051.

(5)	Dr. Kozarich received 2,378 shares of restricted stock in 2006 in lieu of ordinary director fees (retainer and regular meetings) and held 56,446 options outstanding at 12/31/06. The grant date fair value of his option grants during 2006 was $141,820. The grant date fair market value of his stock grants during 2006 was $27,490.

(6)	Mr. Loeb received 2,378 shares of restricted stock in 2006 in lieu of ordinary director fees (retainer and regular meetings) and held 20,000 options outstanding at 12/31/06. In 2006 we also paid $203,864 to Third Point LLC, a firm controlled by Mr. Loeb, as reimbursement for legal and related expenses under a Stockholders Agreement between the Company and Third Point dated as of December 2, 2005. Mr. Loeb received a grant of options to purchase 20,000 shares in December 2005 upon his appointment to the Board and did not receive an option grant in 2006. The grant date fair value of his stock grants during 2006 was $27,490.

(7)	Dr. Peck received 2,378 shares of restricted stock in 2006 in lieu of ordinary director fees (retainer and regular meetings) and held 123,181 options outstanding at 12/31/06. The grant date fair value of his option grants during 2006 was $141,820. The grant date fair market value of his stock grants during 2006 was $27,490.

(8)	Mr. Perry received 2,378 shares of restricted stock in 2006 in lieu of ordinary director fees (retainer and regular meetings) and held 20,000 options outstanding at 12/31/06. Mr. Perry received a grant of options to purchase 20,000 shares in December 2005 upon his appointment to the Board and did not receive an option grant in 2006. The grant date fair value of his stock grants during 2006 was $27,490.

(9)	Dr. Roberts received 2,378 shares of restricted stock in 2006 in lieu of ordinary director fees (retainer and regular meetings) and held 20,000 options outstanding at 12/31/06. Dr. Roberts received a grant of options to purchase 20,000 shares in December 2005 upon her appointment to the Board and did not receive an option grant in 2006. The grant date fair value of her stock grants during 2006 was $27,490.

(10)	Mr. Rocca received 3,676 shares of restricted stock in 2006 in lieu of ordinary director fees (retainer and regular meetings) and held 94,799 options outstanding at 12/31/06. The grant date fair value of his stock and option grants during 2006 was $141,820. The grant date fair market value of his stock grants during 2006 was $42,495.

(11)	Represents fees earned in connection with participation on our scientific advisory board.

Narrative to Director Compensation Table

During 2006, non-employee members of our board of directors were paid fees for their service as a director and were reimbursed for expenses incurred in connection with such service. Each director received an annual fee of $10,000, plus $2,500 per day for each board meeting attended, $1,000 per day for each committee meeting attended on non-board meeting dates and $500 per day for each board or committee meeting in which he or she participated by telephone. In addition, the chairperson of the audit committee received an annual retainer fee of $15,000 and the chairperson of the compensation committee received an annual retainer fee of $2,500.

Non-employee members of our board of directors are also eligible to participate in the automatic option grant program in effect under the 2002 stock incentive plan. At each annual meeting, non-employee directors are automatically granted an option to purchase 10,000 shares of common stock at the fair market value per share of common stock on the date of their re-election as a non-employee director. Upon initial election to the board of directors, each non-employee director is automatically granted an option to purchase 20,000 shares of common stock with an exercise price at the fair market value on that date.

Non-employee directors continuing in office on January 1, 2006 were permitted to elect to apply all or a portion of their 2006 cash fees to the acquisition of restricted stock or a special discounted stock option under the director fee option grant program of the 2002 stock incentive plan.

Compensation Committee Interlocks and Insider Participation

Relationships and Independence of the Compensation Committee Members

During fiscal 2006, the compensation committee was composed of Dr. Blissenbach and Mr. Groom, until Dr. Blissenbach was appointed interim chief executive officer on August 1, 2006. For the balance of 2006, the compensation committee consisted of Mr. Groom and Dr. Cross. No member of the compensation committee was at any time during the 2006 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s board of directors or compensation committee.

Compensation Committee Report

The compensation committee reviewed this Compensation Discussion and Analysis and discussed its contents with the Company’s management. Based on the review and discussions, the compensation committee has recommended that this Compensation Discussion and Analysis be included in the proxy statement.

Todd C. Davis, Chairperson of the Compensation Committee
Jason M. Aryeh
David M. Knott

Audit Committee Report

The following is the report delivered by the Audit Committee of the Company’s Board of Directors with respect to the principal factors considered by such Committee in its oversight of the accounting, auditing and financial reporting practices of the Company for 2006.

The audit committee oversees the company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee reviewed with BDO Seidman, LLP, who iss responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T. In addition, the audit committee has discussed with BDO Seidman, LLP its independence from management and the Company, has received from BDO Seidman, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with BDO Seidman, LLP to discuss the overall scope of their services, the results of their audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. BDO Seidman, LLP, as the Company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. The audit committee’s meetings with BDO Seidman, LLP were held with and without management present. The audit committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the Company’s board of directors that the audited financial statements be included in our annual report for the year ended December 31, 2006.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Michael A. Rocca, Chairperson of the Audit Committee
Elizabeth M. Greetham
John W. Kozarich

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of fiscal year 2006, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, nominee for director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Pursuant to our Audit Committee Charter, the audit committee of our board of directors is responsible for reviewing and approving all transactions with related parties. We have not adopted written procedures for review of, or standards for approval of, these transactions, but instead the audit committee of our board of directors intends to review such transactions on a case by case basis. In addition, the compensation committee of our board of directors and/or our board of directors will review approve all compensation-related policies involving our directors and executive officers.

Transactions with Related Parties

In October 2006, the board of directors adopted a new 2006 shareholders rights plan (the “Rights Plan”) which provides for a dividend distribution of one preferred share purchase right (a “Right”) on each outstanding share of our common stock. Each Right entitles stockholders to buy 1/1000th of a share of Ligand Series A Participating Preferred Stock at an exercise price of $100, subject to adjustment. Generally, the Rights become exercisable following the tenth day after a person or group announces acquisition of 20% or more of the common stock, or announces commencement of a tender offer, the consummation of which would result in ownership by the person or group of 20% or more of the common stock. In connection with our December 2005 stockholders agreement with Third Point LLC, the Rights Plan provides that shares of the Company’s common stock acquired by Third Point LLC, its affiliates or associates solely as a result of service as members of the Company’s board of directors, including without limitation, the option for each designee to purchase 20,000 shares of common stock which was automatically granted on the date of such designee’s initial election, would not operate to trigger the distribution of rights under the Rights Plan.

In August 2006, the compensation committee approved and ratified, and the Company entered into additional severance agreements with certain of its officers and executive officers as additional retention incentives and to provide severance benefits to these officers that were more closely equivalent to severance benefits already in place for other executive officers. These additional agreements consisted of a) change of control severance agreements (“Change of Control Severance Agreements”) and b) “ordinary” severance agreements that applied regardless of a change of control (“Ordinary Severance Agreements”). Each Change of Control Severance Agreement provides for payment of certain benefits to the officer in the event his employment was terminated without cause in connection with a change of control of the Company. These benefits include one year of salary, plus the average bonus (if any) for the prior two years, payment of health care premiums for one year and acceleration of stock options. With certain exceptions, the officer must be available for consulting services for one year and must abide by certain restrictive covenants, including non-competition and non-solicitation of the Company’s employees. Each Ordinary Severance Agreement provides for payment of six months salary in the event the officer’s employment is terminated without cause, regardless of a change of control. The compensation committee approved agreements for the following officers and executive officers as shown below:

Richard Bowen:	Ordinary Severance Agreement and Change of Control Severance Agreement
Warner Broaddus:	Ordinary Severance Agreement
Tod Mertes:	Ordinary Severance Agreement
Matthew Witte:	Ordinary Severance Agreement and Change of Control Severance Agreement

In October 2006, pursuant to authorization of the compensation committee of the board of directors, the Company entered into additional severance and retention agreements with Tod G. Mertes, our then-Vice President,

Controller and Treasurer and Taylor J. Crouch, our Senior Vice President, Operations & President, International, as additional retention incentives.

These additional agreements consisted of:

•	A severance agreement for Mr. Crouch that provides for payment of six months salary in the event Mr. Crouch’s employment is terminated without cause, regardless of a change of control.

•	A key employee retention bonus agreement with Mr. Crouch that provides for a cash bonus payment to him of $50,000 provided he remained employed by the Company and in good standing through December 31, 2006.

•	A letter agreement with Mr. Mertes providing for (i) the payout of severance benefits under current severance agreements with Mr. Mertes and (ii) the payout of any bonus due in accordance with the 2006 executive bonus plan, upon any termination or resignation of his employment, provided he remained with the Company and in good standing through the final filing of our 2006 annual report on Form 10-K.

For additional agreements we have entered into with our executive officers, including the named executive officers, please see “Severance Arrangements” and “Change of Control Arrangements” above for more details regarding these agreements.

Certain holders of the common stock, and the common stock issuable upon exercise of warrants and other convertible securities, are entitled to registration rights with respect to such stock.

In March 2007, the Company entered into an indemnity fund agreement with Dorsey & Whitney LLP (“Dorsey”), counsel to the Company’s independent directors and to the audit committee of the board of directors. Under this agreement, the Company established in a Dorsey trust account a $10 million indemnity fund (the “Fund”) to support the Company’s existing indemnification obligations to continuing and departing directors in connection with the ongoing SEC investigation and related matters (the “Legacy Liabilities”). The indemnity fund agreement provides that the Fund may be disbursed by Dorsey on behalf of the directors to pay indemnified claims against the Legacy Liabilities, provided that the Company shall approve any such disbursements for Legacy Liabilities other than the SEC investigation.

Pursuant to a Stockholders Agreement dated December 2, 2005 between the Company and Third Point, the Company agreed to reimburse Third Point LLC, which is controlled by former director Daniel S. Loeb and employs former director Brigette Roberts, M.D. and current director Jeffrey R. Perry, up to $475,000 of its actual out-of-pocket costs incurred prior to the date of the Agreement directly related to certain matters listed in the agreement and connected to a proxy contest previously announced by Third Point LLC, subject to certain conditions described in the agreement.

Our bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law. The Company is also empowered under its bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

In addition, the Company’s certificate of incorporation provides that to the fullest extent permitted by Delaware law, the Company’s directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by the audit committee or a majority of the independent and disinterested members of the board of directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the period from January through December 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

DEADLINE FOR PROPOSALS FOR NEXT ANNUAL MEETING

Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in the Company’s proxy statement for the 2008 annual meeting of stockholders is a reasonable period of time, as the Company’s 2007 annual meeting changed by more than 30 days from the date of the 2006 annual meeting. Stockholder proposals for inclusion in the proxy materials relating to the 2008 annual meeting of stockholders should be received by the Company at its executive offices by March 1, 2008, which the Company believes is a reasonable time before the Company expects to begin to print or mail the proxy statement for the 2008 annual meeting of stockholders. Under the Company’s amended and restated bylaws, in order to bring a proposal before the 2008 annual meeting of stockholders, a stockholder must meet the procedures set forth in the Company’s amended and restated bylaws, which require that the proposal be delivered or mailed and received at the Company’s executive offices on or before the close of business on the twentieth calendar day following the earlier of the date on which (i) notice of the date of the 2008 annual meeting of stockholders is mailed to stockholders or (ii) public disclosure of the date of the meeting is made to stockholders. Stockholder proposals should be directed to Corporate Secretary, Ligand Pharmaceuticals Incorporated, 10275 Science Center Drive, San Diego, California 92121.

In addition, the proxy solicited by the board of directors for the next annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than a reasonable period of time prior to the mailing of proxy materials for such annual meeting.

ANNUAL REPORT ON FORM 10-K

A copy of the Annual Report of the Company on Form 10-K for the 2006 fiscal year has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at this annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

SOLICITATION OF PROXIES

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

OTHER BUSINESS

As of the date of this proxy statement, the board of directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the annual meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/  Charles S. Berkman
Charles S. Berkman
Vice President, General Counsel & Secretary

May 3, 2007

Appendix A

LIGAND PHARMACEUTICALS INCORPORATED
2002 STOCK INCENTIVE PLAN
MAY 16, 2002
(AS AMENDED EFFECTIVE MAY 31, 2007)

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This 2002 Stock Incentive Plan is intended to promote the interests of Ligand Pharmaceuticals Incorporated, a Delaware corporation, by providing eligible persons in the Corporation’s and its Subsidiaries’ service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A. The Plan shall be divided into five separate equity incentives programs:

1. the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

2. the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock, and the Director Fee Stock Issuance Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to the purchase of shares of Common Stock,

3. the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service,

4. the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant, and

5. the Other Stock Award Program under which eligible persons may, at the discretion of the Plan Administrator, be granted restricted stock units, stock appreciation rights and dividend equivalents, and

B. The provisions of Articles One, Seven and Eight shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders (other than non-employee Board members, whose Awards shall be administered by the full Board, as provided below). Administration of the Plan with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary Awards for members of the Primary Committee must be authorized by a disinterested majority of the Board.

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the equity incentive programs under its jurisdiction or any Award thereunder.

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Awards under the Plan.

E. Notwithstanding the foregoing, the full Board shall administer the Automatic Option Grant, Director Fee Stock Issuance and Director Fee Option Grant Programs and any other Awards to the non-employee members of the Board. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Primary Committee or any Secondary Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Primary Committee.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant, Stock Issuance and Other Stock Award Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares, the maximum term for which the option is to remain outstanding and such other terms and conditions of such option as the Plan Administrator determines are appropriate, (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares, the purchase price, if any, and consideration for such shares and such other terms and conditions of such issued shares as the Plan Administrator determines are appropriate, and (iii) with respect to other Awards under the Other Stock Awards Program, which eligible persons are to receive such Awards, the type of Award, the time or times when the issuances are to be made, the number of shares subject to such Award to be issued to each Participant, the vesting schedule (if any) applicable to the Awards, the consideration for such Awards and such other terms and conditions of such Awards as the Plan Administrator determines are appropriate.

C. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Original Plan Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Original Plan Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

D. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program and the Director Fee Stock Issuance Program.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be 9,075,529 shares consisting of (i) the 6,075,529 shares that remained available for issuance, as of the Original Plan Effective Date, under the Predecessor Plan as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under the Predecessor Plan, plus (ii) an additional increase of 750,000 shares that was approved by the Corporation’s stockholders in connection with the adoption of the Plan in 2002, plus (iii) an aggregate of 2,250,000 additional shares approved by the Corporation’s stockholders since the Original Plan Effective Date.

B. No one person participating in the Plan may receive Awards for more than 1,000,000 shares of Common Stock in the aggregate per calendar year.

C. Shares of Common Stock subject to outstanding Awards (including options transferred to this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an Award under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise, vesting or payment of an Award under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Award is exercised, vests or is paid, and not by the net number of shares of Common Stock issued to the holder of such Award.

D. If any change is made to the Common Stock by reason of any stock split, stock or cash dividend (other than normal cash dividends), recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise or purchase price per share in effect under each outstanding Award under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option transferred to this Plan from the Predecessor Plan, and (vi) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto). Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

E. Subject to Article Two, Sections III.A and III.B, Article Three, Sections II.A and IV.F, Article Four, Sections II.A, II.B and II.C, Article Five, Sections III.A and III.B and Article Six, Section V.A, in the event of any transaction or event described in Section V.D or any unusual or nonrecurring transactions or events affecting the Corporation, any affiliate of the Corporation, or the financial statements of the Corporation or any affiliate, or of changes in applicable laws, regulations or accounting principles, including, without limitation, a Change in Control or a Hostile Take-Over, the Plan Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s or Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Plan Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

1. To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section V.E the Plan Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Optionee’s or Participant’s rights, then such Award may be terminated by the Corporation without payment) or (B) the replacement of such Award with other rights or property selected by the Plan Administrator in its sole discretion;

2. To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

3. To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

4. To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable award agreement; and

5. To provide that the Award cannot vest, be exercised or become payable after such event.

F. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Corporation assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, for reasons of administrative convenience, the Corporation in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.  EXERCISE PRICE.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held by the Optionee or otherwise issuable upon exercise of the option and valued at Fair Market Value on the Exercise Date,

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a

Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale, or

(iv) with the consent of the Plan Administrator, a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date. Notwithstanding any other provision of the Plan to the contrary, no Optionee who is a member of the Board or an “executive officer” of the Corporation within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an option, or continue any extension of credit with respect to the exercise of an option, with a loan from the Corporation or a loan arranged by the Corporation in violation of Section 13(k) of the Exchange Act.

B.  EXERCISE AND TERM OF OPTIONS.  Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.  EFFECT OF TERMINATION OF SERVICE.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.  STOCKHOLDER RIGHTS.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.  REPURCHASE RIGHTS.  The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.  LIMITED TRANSFERABILITY OF OPTIONS.  During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Eight shall be applicable to Incentive Options. To the extent an option which is designated as an Incentive Option fails to meet the requirements of Section 422 of the Code, then such option shall be treated as a Non-Statutory Option. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.  ELIGIBILITY.  Incentive Options may only be granted to Employees.

B.  DOLLAR LIMITATION.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C.  10% STOCKHOLDER.  If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of a Change in Control, each outstanding option under the Discretionary Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of that Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Change in Control, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same (subject only to reduction by reason of rounding). To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those options do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan

Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Hostile Take-Over, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

A.  PURCHASE PRICE.

1. The purchase price per share, if any, shall be fixed by the Plan Administrator.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any form of consideration as the Plan Administrator may deem appropriate in each individual instance, including, without limitation:

(i) cash or check made payable to the Corporation, or

(ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii) future services to be rendered to the Corporation (or any Parent or Subsidiary).

B.  RESTRICTIONS.  Shares of Common Stock issued under this Stock Issuance Program shall be subject to such restrictions on transferability and other restrictions as the Plan Administrator may impose (including, without limitation, limitations on the right to vote such shares or the right to receive dividends on such shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Plan Administrator determines at the time of the grant of the shares or thereafter.

C.  FORFEITURE.  Except as otherwise determined by the Plan Administrator at the time of the grant of the shares or thereafter, upon termination of employment or service during the applicable restriction period, shares of Common Stock issued under this Stock Issuance Program that are at that time subject to restrictions shall be forfeited; provided, however, that, the Plan Administrator may (a) provide in any award agreement that restrictions or forfeiture conditions relating to such shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to such shares.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. All of the Corporation’s outstanding forfeiture restrictions or repurchase rights on any shares of Common Stock issued under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those forfeiture restrictions or repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those forfeiture restrictions or repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise continued in effect.

C. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s forfeiture restrictions or repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

IV.	DIRECTOR FEE STOCK ISSUANCE PROGRAM

A. The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Stock Issuance Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of shares of Common Stock under this Director Fee Stock Issuance Program. Such election must be filed with the Corporation’s Chief Financial Officer prior to the first day of the calendar year for which the annual fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted the shares of Common Stock under this Director Fee Stock Issuance Program on the first trading day in January in the calendar year for which the fee election is in effect, or, if later, the first date on which such grant is permitted under applicable law. The dollar amount of the fee subject to the Board member’s election each year shall be equal to the number of regularly scheduled Board meetings remaining for that year multiplied by the per Board meeting fee in effect for such year, plus any unpaid and unearned annual retainer fee(s) in effect for such year.

B. The purchase price per share shall be the Fair Market Value per share of Common Stock on the grant date.

C. The number of shares of Common Stock to be issued to a non-employee member of the Board pursuant to this Director Fee Stock Issuance Program shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A / B, where

X is the number of shares of Common Stock to be issued to the non-employee Board member,

A is the portion of the annual retainer fee subject to the non-employee Board member’s election under this Section III, and

B is the Fair Market Value per share of Common Stock on the grant date.

D. The shares of Common Stock issued pursuant to this Director Fee Stock Issuance Program shall vest in a series of twelve (12) equal monthly installments upon the non-employee Board member’s completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect.

E. Should the Participant’s service as a Board member cease by reason of death or Permanent Disability, then all shares of Common Stock issued to such Participant under this Section III shall immediately become vested.

F. In the event of a Change in Control or Hostile Take-Over while the Participant remains a Board member, the shares of Common Stock at the time held by such Participant and issued to such Participant under this Director Fee Stock Issuance Program but not otherwise vested shall automatically vest in full immediately prior to the effective date of such Change in Control or Hostile Take-Over, as applicable.

G. The remaining terms applicable to shares of Common Stock granted under this Director Fee Stock Issuance Program shall be the same as the terms in effect for issuances of Common Stock made under the Stock Issuance Program generally.

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

A.  GRANT DATES.  Option grants shall be made on the dates specified below:

1. Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Original Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

2. On the date of each Annual Stockholders Meeting held after the Original Effective Date, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 10,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received one or more stock option grants from the Corporation prior to the Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

B.  EXERCISE PRICE.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C.  OPTION TERM.  Each option shall have a term of ten (10) years measured from the option grant date.

D.  EXERCISABILITY AND VESTING OF OPTIONS.  Each automatic grant shall become fully vested and exercisable upon the Optionee’s completion of the one (1)-year period of continued Board service measured from the grant date.

E.  LIMITED TRANSFERABILITY OF OPTIONS.  Each option under this Article Four may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Four, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

F.  TERMINATION OF BOARD SERVICE.  The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee shall have a three (3)-year period following the date of such cessation of Board service in which to exercise each such option.

(ii) During the three (3)-year exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the three (3)-year exercise period following such cessation of Board service, be exercised for any or all of those shares as fully vested shares of Common Stock.

(iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.	CHANGE IN CONTROL/HOSTILE TAKE-OVER/HOSTILE TENDER-OFFER

A. In the event of a Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

B. In the event of a Hostile Take-Over while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Tender-Offer.

C. All outstanding repurchase rights under this under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same (subject only to reduction by reason of rounding). To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.	REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE

DIRECTOR FEE OPTION GRANT PROGRAM

I.	OPTION GRANTS

The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may irrevocably elect to apply all or any portion of the annual fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation’s Chief Financial Officer prior to the first day of the calendar year for which the annual fee which is the subject of that election is otherwise payable and shall contain such elections as required to comply with Section 409A of the Code as provided in Section IV below. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the fee election is in effect, or such later date on which the Director Fee Option Grant Program is effective for such calendar year. The dollar amount of the fee subject to the Board member’s election each year shall be equal to the number of regularly scheduled Board meetings remaining for that year multiplied by the per Board meeting fee in effect for such year, plus any unpaid and unearned annual retainer fee(s) in effect for such year.

II.	OPTION TERMS

Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

A.  EXERCISE PRICE.

1. The exercise price per share shall be thirty-three and one-third percent (33 1/3%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.  NUMBER OF OPTION SHARES.  The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = A / (B x 66 2/3%), where

X is the number of option shares,

A is the portion of the annual retainer fee subject to the non-employee Board member’s election under this Director Fee Option Grant Program, and

B is the Fair Market Value per share of Common Stock on the option grant date.

C.  EXERCISE AND TERM OF OPTIONS.  The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee’s completion of each calendar month of Board service during the calendar year for which the retainer fee election is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

D.  LIMITED TRANSFERABILITY OF OPTIONS.  Each option under this Article Five may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

E.  DEATH OR PERMANENT DISABILITY.  Should the Optionee’s service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option. To the extent such option is held by the Optionee at the time of his or her death, that option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option.

III.	CHANGE IN CONTROL/HOSTILE TAKE-OVER/HOSTILE TENDER-OFFER

A. In the event of any Change in Control while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

B. In the event of a Hostile Take-Over while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock.

C. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same (subject only to reduction by reason of rounding). To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under the Director Fee Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

D. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	COMPLIANCE WITH SECTION 409A OF THE CODE

A. Each option granted under the Director Fee Option Grant Program that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Section IV, to the extent applicable. The stock option agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Section IV.

B. 1. Subject to subsection B.2, any shares of Common Stock to be paid or distributed upon the exercise of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(a) the Board member’s separation from service, as determined by the Secretary of the Treasury;

(b) the date the Board member becomes disabled, as determined by the Secretary of the Treasury;

(c) the Board member’s death;

(d) a specified time (or pursuant to a fixed schedule) under the Board members election with respect to a calendar year; or

(e) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Corporation or a Parent or Subsidiary, or in the ownership of a substantial portion of the assets of the Corporation or a Parent or Subsidiary.

2. Notwithstanding the foregoing, a Section 409A Award shall be exercisable, and shares of Common Stock shall be issuable with respect to such option, at such times and upon such events as are specified in this Plan or the stock option agreement pursuant to which such option is granted only to the extent issuance under such terms will not cause the option or the shares of Common Stock issuable with respect to the option to be includible in the gross income of the Board member under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the Treasury regulations and other guidance thereunder.

3. For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury regulations thereunder.

C. The time or schedule of any distribution or payment of any shares of Common Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury regulations thereunder.

D. 1. Any deferral election provided under or with respect to an option granted under the Director Fee Option Grant Program that is a Section 409A Award shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury regulations.

2. In the event that a Section 409A Award permits, under a subsequent election by the Optionee holding such Section 409A Award, a delay in the exercise of the date or dates on which the Section 409A Award may be exercised, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(a) such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made;

(b) the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made; and

(c) such election may not be made less than twelve months prior to the date of the first scheduled distribution or payment under Section 10.2(a)(iv).

E. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury regulations thereunder.

V.	REMAINING TERMS

The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE SIX

OTHER STOCK AWARDS PROGRAM

I.	STOCK APPRECIATION RIGHTS

A. A stock appreciation right may be granted to any eligible person selected by the Plan Administrator. A stock appreciation right shall be subject to such terms and conditions not inconsistent with the Plan as the Plan Administrator shall impose and shall be evidenced by a stock appreciation right agreement.

B. A stock appreciation right shall entitle the Participant (or other person entitled to exercise the stock appreciation right pursuant to the Plan) to exercise all or a specified portion of the stock appreciation right (to the extent then exercisable pursuant to its terms) and to receive from the Corporation an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Common Stock on the date the stock appreciation right is exercised over (B) the Fair Market Value of the Common Stock on the date the stock appreciation right was granted and (ii) the number of shares of Common Stock with respect to which the stock appreciation right is exercised, subject to any limitations the Plan Administrator may impose.

C. Subject to Section I.B. above, payment of the amounts determined under Sections I.B. above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the stock appreciation right is exercised) or a combination of both, as determined by the Plan Administrator. To the extent any payment is effected in Stock, it shall be made subject to satisfaction of all provisions of Article Two above pertaining to options.

II.	DIVIDEND EQUIVALENTS

Any eligible person selected by the Plan Administrator may be granted dividend equivalents based on the dividends declared on the shares of Common Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Plan Administrator. Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Plan Administrator. Dividend equivalents granted with respect to options or stock appreciation rights that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such option or stock appreciation right is subsequently exercised.

III.	RESTRICTED STOCK UNITS

The Plan Administrator is authorized to make Awards of restricted stock units (a right to shares of Common Stock deliverable in the future) to any eligible person selected by the Plan Administrator in such amounts and subject to such terms and conditions as determined by the Plan Administrator. At the time of grant, the Plan Administrator shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Plan Administrator shall specify the maturity date applicable to each grant of restricted stock units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Corporation shall, subject to Article Eight, Section V, transfer to the Participant one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.

IV.	OTHER TERMS

A. Except as otherwise provided herein, the term of any award of stock appreciation rights, dividend equivalents or restricted stock units shall be set by the Plan Administrator in its discretion.

B. Except as otherwise provided herein, the Plan Administrator may establish the exercise or purchase price, if any, of any award of stock appreciation rights, dividend equivalents or restricted stock units.

C. An award of stock appreciation rights, dividend equivalents or restricted stock units shall only be exercisable or payable prior to the Participant’s termination of Service; provided, however, that the Plan Administrator in its sole and absolute discretion may provide that an award of stock appreciation rights, dividend equivalents or restricted stock units may be exercised or paid subsequent to a termination of Service, as applicable, or following a Change in Control of the Corporation, or because of the Participant’s retirement, death or disability, or otherwise.

D. Payments with respect to any Awards granted under this Article Six shall be made in cash, in Stock or a combination of both, as determined by the Committee.

E. All Awards under this Article Six shall be subject to such additional terms and conditions as determined by the Plan Administrator and shall be evidenced by an award agreement.

V.	CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of a Change in Control, each outstanding Award under the Other Stock Award Program shall automatically accelerate so that each such Award shall, immediately prior to the effective date of that Change in Control, become vested and exercisable and/or payable with respect to all the shares of Common Stock at the time subject to such Award and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. However, an outstanding Award shall NOT become vested and exercisable and/or payable on such an accelerated basis if and to the extent: (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares for which the Award is not otherwise at that time vested, exercisable or payable and provides for subsequent payout of that spread in accordance with the same exercise/vesting/payment schedule applicable to those Award shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the Award grant.

B. Immediately following the consummation of the Change in Control, all outstanding Awards under the Other Stock Award Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

C. Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Change in Control had the

Award been exercised or paid immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise or purchase price payable per share under each outstanding Award, provided the aggregate exercise or purchase price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding Awards under the Other Stock Award Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

D. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Change in Control, become vested and exercisable and/or payable exercisable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Other Stock Award Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

E. The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards in the event the Participant’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control transaction in which those Awards do not otherwise accelerate.

F. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Other Stock Award Program so that those Awards shall, immediately prior to the effective date of a Hostile Take-Over, become vested and exercisable and/or payable for all the shares of Common Stock at the time subject to those Awards and may be exercised or paid for any or all of those shares as fully vested shares of Common Stock. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding Awards under the Other Stock Award Program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over.

G. The outstanding Awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VI.	COMPLIANCE WITH SECTION 409A OF THE CODE

A. Each Award granted under the Other Stock Award Program that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code and this Section VI, to the extent applicable. The award agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code and this Section IV.

B. 1. Subject to subsection B.2, any shares of Common Stock to be paid or distributed upon the exercise of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than:

(a) the Participant’s separation from service, as determined by the Secretary of the Treasury;

(b) the date the Participant becomes disabled, as determined by the Secretary of the Treasury;

(c) the Participant’s death;

(d) a specified time (or pursuant to a fixed schedule) under the Participant’s election with respect to a calendar year; or

(e) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Corporation or a Parent or Subsidiary, or in the ownership of a substantial portion of the assets of the Corporation or a Parent or Subsidiary.

2. Notwithstanding the foregoing, a Section 409A Award shall be exercisable, and shares of Common Stock shall be issuable with respect to such Award, at such times and upon such events as are specified in this Plan or the award agreement pursuant to which such option is granted only to the extent issuance under such terms will not cause the option or the shares of Common Stock issuable with respect to the Award to be includible in the gross income of the Participant under Section 409A of the Code prior to such times or the occurrence of such events, as permitted by the Code and the Treasury regulations and other guidance thereunder.

3. For purposes of this Section, the terms specified therein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury regulations thereunder.

C. The time or schedule of any distribution or payment of any shares of Common Stock or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury regulations thereunder.

D. 1. Any deferral election provided under or with respect to an Award granted under the Other Stock Award Program that is a Section 409A Award shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury regulations.

2. In the event that a Section 409A Award permits, under a subsequent election by the Participant holding such Section 409A Award, a delay in the exercise of the date or dates on which the Section 409A Award may be exercised, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

(a) such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made;

(b) the first payment with respect to such election may be deferred for a period of not less than five years from the date such distribution or payment otherwise would have been made; and

(c) such election may not be made less than twelve months prior to the date of the first scheduled distribution or payment under Section 10.2(a)(iv).

E. A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury regulations thereunder.

ARTICLE SEVEN

PERFORMANCE-BASED AWARDS

I.	PURPOSE

The purpose of this Article Seven is to provide the Primary Committee the ability to qualify Awards other than options and stock appreciation rights and that are granted pursuant to Articles Two and Six as Qualified Performance-Based Compensation. If the Primary Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article Seven shall control over any contrary provision contained in this Plan; provided, however, that the Primary Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article Seven.

II.	APPLICABILITY

This Article Seven shall apply only to those Covered Employees selected by the Primary Committee to receive Performance-Based Awards. The designation of a Covered Employee as an Optionee or a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as an Optionee or a Participant for a particular Performance Period shall not require designation of such Covered Employee as an Optionee or a Participant in any subsequent Performance Period and designation of one Covered Employee as an Optionee or a Participant shall not require designation of any other Covered Employees as an Optionee or a Participant in such period or in any other period.

III.	PROCEDURES WITH RESPECT TO PERFORMANCE-BASED AWARDS

To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Primary Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Primary Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Primary Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Primary Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

IV.	PAYMENT OF PERFORMANCE-BASED AWARDS

Unless otherwise provided in the applicable award agreement, an Optionee or Participant must be employed by the Corporation or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Optionee or Participant. Furthermore, an Optionee or a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Primary Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

V.	ADDITIONAL LIMITATIONS

Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE EIGHT

MISCELLANEOUS

I.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise, vesting or payment of Awards under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Awards under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise, vesting or payment of their Awards. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise, vesting or payment of such Award, a portion of those shares with an aggregate Fair Market Value equal to the minimum required percentage of the Withholding Taxes.

Stock Delivery:  The election to deliver to the Corporation, at the time the Award is exercised, vests or is paid, one or more shares of Common Stock previously acquired by such holder (other than in connection with the exercise, vesting or payment triggering the Withholding Taxes) and held for at least six (6) months (or such other period determined by the Plan Administrator) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

II.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan was initially adopted by the Board on March 7, 2002, and became effective on the Original Plan Effective Date. This amended Plan was adopted by the Board on March 14, 2007, and will become effective on the Amended Plan Effective Date. The Director Fee Stock Issuance and the Director Fee Option Grant Programs shall be implemented hereunder at such times as the Primary Committee may deem appropriate by specific written action to such effect.

B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Original Plan Effective Date. All options outstanding under the Predecessor Plan on the Original Plan Effective Date were transferred to the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so transferred shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred options with respect to their acquisition of shares of Common Stock.

C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control and Hostile Take-Overs, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

D. The Plan shall terminate upon the earliest to occur of (i) March 14, 2017, or (ii) the termination of all outstanding options in connection with a Change in Control. In the event of the termination of the Plan, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

III.	AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Corporation, no Option or stock appreciation right may be amended to reduce the per share exercise price of the shares subject to such Option or stock appreciation right below the per share exercise purchase price as of the date the Award is granted and, except as permitted by Article One, Section V, Article Two, Section III, Article Four, Section II, or Article Five, Section III, no Option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an Award having a higher per share exercise price.

B. Awards may be granted under the Plan that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those Awards shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of

Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised Awards granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

IV.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.	REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Global Market, if applicable) on which Common Stock is then listed for trading.

C. All stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Plan Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Plan Administrator may place legends on any stock certificate to reference restrictions applicable to the Common Stock. In addition to the terms and conditions provided herein, the Board may require that an Optionee or Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Plan Administrator shall have the right to require any Optionee or Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Plan Administrator.

D. Notwithstanding any other provision of the Plan, unless otherwise determined by the Plan Administrator or required by any applicable law, rule or regulation, the Corporation shall not deliver to any Optionee or Participant certificates evidencing shares of Common Stock issued in connection with any award and instead such shares of Common Stock shall be recorded in the books of the Corporation (or, as applicable, its transfer agent or stock plan administrator).

E. In the event that the Corporation establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by an Optionee or a Participant may be permitted through the use of such an automated system.

VI.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. AMENDED PLAN EFFECTIVE DATE shall mean the date the Plan shall become effective and shall be coincident with the first business day following the 2007 Annual Meeting of Stockholders scheduled to take place on May 31, 2007.

B. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under Article Four of the Plan.

C. AWARD shall mean an option, stock issuance award, stock appreciation right award, restricted stock unit award or dividend equivalent award granted pursuant to the Plan.

D. BOARD shall mean the Corporation’s Board of Directors.

E. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

F. CODE shall mean the Internal Revenue Code of 1986, as amended.

G. COMMON STOCK shall mean the Corporation’s common stock.

H. CORPORATION shall mean Ligand Pharmaceuticals Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Ligand Pharmaceuticals Incorporated which shall by appropriate action adopt the Plan.

I. COVERED EMPLOYEE shall mean an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

J. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the special stock option grant in effect for non-employee Board members under Article Five of the Plan.

K. DIRECTOR FEE STOCK ISSUANCE PROGRAM shall mean the special issuances of Common Stock under Section III of Article Three of the Plan.

L. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under Article Two of the Plan.

M. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

N. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

O. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq Global Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Global Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

P. HOSTILE TAKE-OVER shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination, or

(ii) a Hostile Tender-Offer.

Q. HOSTILE TENDER-OFFER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

R. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

S. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

T. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

U. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

V. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

W. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

X. ORIGINAL PLAN EFFECTIVE DATE shall mean May 16, 2002, the first business day following the date the Corporation’s shareholders initially approved the Plan.

Y. OTHER STOCK AWARD PROGRAM shall mean the discretionary stock award grant program in effect under Article Six of the Plan

Z. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA. PARTICIPANT shall mean any person who is issued an Award under the Plan other than an option.

BB. PERFORMANCE-BASED AWARD shall mean an Award granted to selected Covered Employees which is subject to the terms and conditions set forth in Article Seven.

CC. PERFORMANCE CRITERIA shall mean the criteria that the Primary Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), net losses, sales or revenue, operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Primary Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

DD. PERFORMANCE GOALS shall mean, for a Performance Period, the goals established in writing by the Primary Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Corporation performance or the performance of a division, business unit, or an individual. The Primary Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

EE. PERFORMANCE PERIOD shall mean the one or more periods of time, which may be of varying and overlapping durations, as the Primary Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

FF. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Awards granted to non-employee Board members pursuant to the Automatic Option Grant, Director Fee Stock Issuance, Director Fee Option Grant and Other Stock Award Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

GG. PLAN shall mean the Corporation’s 2002 Stock Incentive Plan, as set forth in this document.

HH. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

II. PREDECESSOR PLAN shall mean the Corporation’s 1992 Stock Incentive Plan in effect immediately prior to the Original Plan Effective Date hereunder.

JJ. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

KK. QUALIFIED PERFORMANCE-BASED COMPENSATION means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

LL. SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant, Stock Issuance and Other Stock Award Programs with respect to eligible persons other than Section 16 Insiders.

MM. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

NN. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

OO. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

PP. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

QQ. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Three of the Plan.

RR. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SS. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

TT. WITHHOLDING TAXES shall mean the applicable income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

The Board of Directors recommends a vote FOR Items 1, 2, and 3.					Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

					FOR ☐	AGAINST ☐	ABSTAIN ☐
ITEM 1 – Election of Directors		Nominees:	ITEM 2 –	Amendment of 2002 Stock Incentive Plan
01 Jason Aryeh, 02 Todd C. Davis, 03 Elizabeth M. Greetham, 04 John L. Higgins, 05 David M. Knott, 06 John W. Kozarich, 07 Jeffrey R. Perry
FOR all nominees listed at right (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed at right ☐

					FOR ☐	AGAINST ☐	ABSTAIN ☐
			ITEM 3 –	Ratification of Appointment of Independent registered accounting firm

WITHHELD FOR: (Write that nominee’s name in the space provided below):

			Check here if you plan to attend the annual meeting				☐

Signature		Signature		Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner
as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/lgnd Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
LIGAND PHARMACEUTICALS INCORPORATED

The undersigned hereby appoints John L. Higgins and Charles S. Berkman, as proxies, jointly and severally, with full power of substitution to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ligand Pharmaceuticals Incorporated to be held at 8:30 a.m. local time at Ligand Pharmaceuticals Incorporated located at 10275 Science Center Drive, San Diego, California 92121 on Thursday, May 31, 2007, or at any postponements of adjournments thereof, as specified on the reverse side, and to vote in their discretion on such other business as may properly come before the Meeting and any adjournments thereof.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù